UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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The TJX Companies, Inc.

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770 Cochituate Road
Framingham, Massachusetts 01701

April 27, 2009

Dear Stockholder:

We cordially invite you to attend our 2009 Annual Meeting on Tuesday, June 2, 2009, at 11:00 a.m., to be held at our offices, 770 Cochituate Road, Framingham, Massachusetts. Please enter through the Northeast Entrance.

The proxy statement accompanying this letter describes the business we will consider at the meeting. Your vote is important regardless of the number of shares you own. Please read the proxy statement and vote your shares. Instructions for Internet and telephone voting are attached to your proxy card. If you prefer, you can vote by mail by completing and signing your proxy card and returning it in the enclosed envelope.

We hope that you will be able to join us on June 2nd.

Sincerely,

Bernard Cammarata Chairman of the Board	Carol Meyrowitz President and Chief Executive Officer

Printed on Recycled Paper

The TJX Companies, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 2, 2009

The Annual Meeting of Stockholders of The TJX Companies, Inc. will be held at our offices, 770 Cochituate Road, Framingham, Massachusetts, on Tuesday, June 2, 2009, at 11:00 a.m. to vote on:

•	Election of directors.

•	Approval of amendments to and performance terms of our Stock Incentive Plan.

•	Ratification of appointment of independent registered public accounting firm.

•	Any other business properly brought before the meeting.

Stockholders of record at the close of business on April 13, 2009 are entitled to notice of and to vote at the Annual Meeting and any adjournments.

To attend the Annual Meeting, you must demonstrate that you were a TJX stockholder as of the close of business on April 13, 2009 or hold a valid proxy for the Annual Meeting from such a stockholder. If you are not a stockholder of record but hold shares through a broker, trustee or nominee, you will need to bring proof of your beneficial ownership as of April 13, 2009, such as a brokerage account statement showing your ownership on that date or similar evidence of such ownership. All stockholders will need to have their photographs taken and receive visitor badges for building security. Please allow additional time for these procedures.

By Order of the Board of Directors

Ann McCauley
Secretary

Framingham, Massachusetts
April 27, 2009

PLEASE VOTE ON THE INTERNET, BY TELEPHONE OR BY MAIL

PROXY STATEMENT
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
PROPOSAL2:APPROVAL OF AMENDMENTS TO AND PERFORMANCE TERMS OFTHE STOCK INCENTIVE PLAN
PROPOSAL3:RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTEREDPUBLIC ACCOUNTING FIRM
VOTING REQUIREMENTS AND PROXIES
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
OTHER MATTERS
Appendix A

The TJX Companies, Inc.

ANNUAL MEETING OF STOCKHOLDERS

June 2, 2009

PROXY STATEMENT

The Board of Directors of The TJX Companies, Inc., or TJX, is soliciting your proxy for the 2009 Annual Meeting. A majority of the shares outstanding and entitled to vote at the meeting is required for a quorum for the meeting.

You may vote on the Internet, using the procedures and instructions described on the proxy card and other enclosures. You may vote by telephone using the toll-free telephone number on the proxy card. Both Internet and telephone voting provide easy-to-follow instructions and have procedures designed to authenticate your identity and permit you to confirm that your voting instructions are accurate. Street name holders may vote by Internet or telephone if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the proxy statement. All stockholders may vote by signing and returning the enclosed proxy card.

You may revoke your proxy at any time before it is voted by voting later by telephone or Internet, returning a later-dated proxy card, or delivering a written revocation to the Secretary of TJX.

Stockholders of record at the close of business on April 13, 2009 are entitled to vote at the meeting. Each of the 413,278,040 shares of common stock outstanding on the record date is entitled to one vote.

This proxy statement, the proxy card and the Annual Report and Form 10-K for our fiscal year ended January 31, 2009 are being first mailed to stockholders on or about the date of the notice of meeting. Our address is 770 Cochituate Road, Framingham, Massachusetts 01701.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting To Be Held on June 2, 2009: This proxy statement and Annual Report and Form 10-K for our fiscal year ended January 31, 2009 are available at http://bnymellon.mobular.net/bnymellon/tjx.

ELECTION OF DIRECTORS

The individuals listed below have been nominated and are standing for election at this year’s Annual Meeting. If elected, they will hold office until our 2010 Annual Meeting of Stockholders and until their successors are duly elected and qualified. All of our current directors were elected to the Board by stockholders. We do not anticipate that any nominee will become unavailable to serve.

Your Board of Directors unanimously recommends that you vote FOR the election of each of the nominees as directors.

José B. Alvarez, 45
Director since 2007

Mr. Alvarez has been a member of the faculty of the Harvard Business School since February 2009. From 2001 through 2008, Mr. Alvarez was an executive with Ahold, NV, a Dutch supermarket retail company, and Stop & Shop/Giant-Landover, its U.S. subsidiary. From August 2008 through December 2008, Mr. Alvarez was the Global Executive Vice President for Business Development for Ahold. Prior to this appointment, Mr. Alvarez was President and Chief Executive Officer of Stop & Shop/Giant-Landover beginning in April 2006. Mr. Alvarez also served as Executive Vice President, Supply Chain and Logistics from 2004 to 2006, Senior Vice President, Logistics from 2002 to 2004 and Vice President, Strategic Initiatives prior to 2002. Mr. Alvarez began his career in supermarket retail management at the Jewel Food Stores subsidiary of American Stores Company in 1990. Mr. Alvarez is also a director of United Rentals, Inc.

Alan M. Bennett, 58
Director since 2007

Mr. Bennett served as Interim Chief Executive Officer of H&R Block Inc., a tax services provider, from November 2007 through August 2008. He was Senior Vice President and Chief Financial Officer of Aetna, Inc., a diversified healthcare benefits company, from 2001 to April 2007, and previously held other senior financial management positions at Aetna after joining in 1995. Mr. Bennett held various senior management roles in finance and sales/marketing at Pirelli Armstrong Tire Corporation, formerly Armstrong Rubber Company, from 1981 to 1995 and began his career with Ernst & Ernst (now Ernst & Young LLP). Mr. Bennett is also a director of Halliburton Company and H&R Block Inc.

David A. Brandon, 56
Director since 2001

Mr. Brandon has been the Chairman, Chief Executive Officer and a director of Domino’s Pizza, Inc., a pizza delivery company, since 1999. Mr. Brandon was President and Chief Executive Officer of Valassis, Inc., a provider of marketing products and services, from 1989 to 1998 and Chairman of its Board from 1997 to 1998. Mr. Brandon is also a director of Burger King Holdings, Inc. and Kaydon Corporation.

Bernard Cammarata, 69
Director since 1989

Mr. Cammarata has been Chairman of the Board of TJX since 1999. Mr. Cammarata served as Acting Chief Executive Officer of TJX from September 2005 to January 2007. He also led TJX and its former TJX subsidiary and T.J. Maxx Division from the organization of the business in 1976 until 2000, including serving as Chief Executive Officer and President of TJX, Chairman and President of TJX’s T.J. Maxx Division and Chairman of The Marmaxx Group.

David T. Ching, 56
Director since 2007

Mr. Ching has been Senior Vice President and Chief Information Officer for Safeway Inc., a food and drug retailer, since 1994. Previously, Mr. Ching was the General Manager for British American Consulting

Group, a software and consulting firm focusing on the distribution and retail industry. He also worked for Lucky Stores Inc., a subsidiary of the American Stores Companies from 1979 to 1993, and was the Senior Vice President of Information Systems in the last five years of his tenure.

Michael F. Hines, 53
Director since 2007

Mr. Hines served as Executive Vice President and Chief Financial Officer of Dick’s Sporting Goods, Inc., a sporting goods retailer, from 1995 to March 2007. From 1990 to 1995, he held management positions with Staples, Inc., an office products retailer, most recently as Vice President, Finance. Mr. Hines spent 12 years in public accounting, the last eight years with the accounting firm Deloitte & Touche LLP.

Amy B. Lane, 56
Director since 2005

Ms. Lane was a Managing Director and Group Leader of the Global Retailing Investment Banking Group at Merrill Lynch & Co., Inc., from 1997 until her retirement in 2002. Ms. Lane previously served as a Managing Director at Salomon Brothers, Inc., where she founded and led the retail industry investment banking unit. Ms. Lane is also a director of Borders Group, Inc.

Carol Meyrowitz, 55
Director since 2006

Ms. Meyrowitz has been Chief Executive Officer of TJX since January 2007, a director since September 2006 and President since October 2005. She served as Senior Executive Vice President of TJX from 2004 until January 2005, Executive Vice President of TJX from 2001 to 2004 and President of The Marmaxx Group from 2001 to January 2005. From January 2005 until October 2005, she was employed in an advisory role for TJX and consulted for Berkshire Partners LLC, a private equity firm. From 1987 to 2001, she held various senior management positions with The Marmaxx Group and with Chadwick’s of Boston and Hit or Miss, former divisions of TJX. Ms. Meyrowitz is also a director of Amscan Holdings, Inc. and Staples, Inc.

John F. O’Brien, 66
Director since 1996

Mr. O’Brien is the retired Chief Executive Officer and President of Allmerica Financial Corporation (now known as The Hanover Insurance Group, Inc.), an insurance and diversified financial services company, holding those positions from 1995 to 2002. Mr. O’Brien previously held executive positions at Fidelity Investments, an asset management firm, including Group Managing Director of FMR Corporation, Chairman of Institutional Services Company and Chairman of Brokerage Services, Inc. Mr. O’Brien serves as our Lead Director. Mr. O’Brien is also a director of Cabot Corporation, LKQ Corporation and a family of mutual funds managed by BlackRock, an investment management advisory firm.

Robert F. Shapiro, 74
Director since 1974

Mr. Shapiro has been the Vice Chairman of Klingenstein, Fields & Co., L.L.C., an investment advisory business, since 1997. Mr. Shapiro was also President of RFS & Associates, Inc., an investment and consulting firm, from 1988 to 2004 and was formerly Co-Chairman of Wertheim Schroder & Co. Incorporated and President of Wertheim & Co., Inc., investment banking firms. Mr. Shapiro is also a trustee of The Burnham Fund, Inc. and a director of Genaera Corporation.

Willow B. Shire, 61
Director since 1995

Ms. Shire has been an executive consultant with Orchard Consulting Group since 1994, specializing in leadership development and strategic problem solving. Previously, she was Chairperson for the Computer

Systems Public Policy Project within the National Academy of Science. She also held various positions at Digital Equipment Corporation, a computer hardware manufacturer, for 18 years, including Vice President and Officer, Health Industries Business Unit. Ms. Shire is also a director of Vitesse Semiconductor Corporation.

Fletcher H. Wiley, 66
Director since 1990

Mr. Wiley has been a principal in PRWT Services, Inc., a technology-oriented products and services firm, since 1996 and served as its Executive Vice President and General Counsel until September 2008. Since 2003, Mr. Wiley has been of counsel to the law firm Bingham McCutchen LLP. Previously, Mr. Wiley was of counsel to the law firm Schnader Harrison Goldstein & Manello and a partner of the law firms Goldstein & Manello and Fitch, Wiley, Richlin & Tourse, P.C.

CORPORATE GOVERNANCE

Board Independence.  Our Corporate Governance Principles provide that at least two-thirds of the members of our Board will be independent directors. The Board evaluates any relationships of each director and nominee with TJX and makes an affirmative determination whether or not each director and nominee is independent. To assist it in making its independence determination, the Board has adopted categorical standards, which are more rigorous than the requirements of the New York Stock Exchange, and are posted on our website at www.tjx.com.

As part of the Board’s annual review of director independence, the Board considered the recommendation of our Corporate Governance Committee and reviewed any transactions and relationships between each non-management director or any member of his or her immediate family and TJX. The purpose of this review was to determine whether any relationship or transaction was inconsistent with a determination that the director was independent. As a result of this review, our Board unanimously determined that ten directors of our 12-member Board (83.3%) are independent, with the independent directors being José B. Alvarez, Alan M. Bennett, David A. Brandon, David T. Ching, Michael F. Hines, Amy B. Lane, John F. O’Brien, Robert F. Shapiro, Willow B. Shire and Fletcher H. Wiley. Each of these directors met our categorical standards of independence. In addition, the Board considered a business relationship of Mr. Alvarez, a business relationship of Mr. Ching, a charitable relationship of Mr. O’Brien and a business relationship of Mr. Wiley, each of which fell below our categorical standards. Our other two directors are not independent. Bernard Cammarata is the Chairman of TJX, and Carol Meyrowitz is the Chief Executive Officer and President of TJX.

Integrity has been a core tenet of TJX since its inception. We seek to perform with the highest standards of ethical conduct and in compliance with all laws and regulations that relate to our businesses. We have had long-standing Corporate Governance Principles, a Code of Conduct for our associates, a Code of Ethics for TJX Executives, written charters for our Board committees and a Code of Business Conduct and Ethics for Directors. The current versions of these documents and other items relating to our governance can be found at www.tjx.com.

Board Expertise and Diversity.  Our directors possess a wide range of talents and experience. Our Board reflects a range of talents, ages, skills, diversity and expertise to provide sound and prudent guidance with respect to our operations and interests. All of our directors are financially literate, and three members of our Audit Committee are audit committee financial experts.

Board Annual Performance Reviews.  We have a comprehensive review process for evaluating the performance of our Board and our directors. Our Corporate Governance Committee oversees the annual performance evaluation of the entire Board, our Chairman, our Lead Director, each of our committees and its chair, and each of our individual directors.

Board Nominees.  The Corporate Governance Committee recommends to the Board individuals as director nominees who, in the opinion of the Corporate Governance Committee, have high personal and professional integrity, who have demonstrated ability and judgment and who will be effective, in conjunction with the other nominees to and members of the Board, in collectively serving the long-term best interests of our shareholders. The Corporate Governance Committee’s process for identifying and evaluating candidates, including candidates recommended by shareholders, includes actively seeking to identify qualified individuals by various means which may include reviewing lists of possible candidates, such as chief executive officers of public companies or leaders of finance or other industries, considering proposals from sources, such as the Board of Directors, management, employees, shareholders and industry contacts, and engaging an outside search firm. The Corporate Governance Committee has adopted a policy with respect to submission by shareholders of candidates for director nominees which is available on our website at www.tjx.com. Any shareholder may submit in writing one candidate for consideration for each shareholder meeting at which directors are to be elected by not later than the 120th calendar day before the first anniversary of the date that we released our proxy statement to shareholders in connection with the previous year’s annual meeting. Recommendations should be sent to the Secretary of TJX, c/o Office of the Secretary of The TJX Companies, Inc., 770 Cochituate Road, Framingham, Massachusetts 01701. A recommendation must include specified information about, and consents and agreements of, the candidate. The Corporate Governance Committee evaluates candidates for the position of director recommended by shareholders or others in the same manner. The Corporate Governance Committee will determine whether to interview any candidates and may seek additional information about candidates from third-party sources.

Majority Voting.  Our Corporate Governance Principles, available at www.tjx.com, require any nominee for director to provide the Secretary of the Company an irrevocable contingent resignation prior to the distribution of proxy solicitation materials for the meeting at which such director is expected to be nominated to stand for election. Such resignation will be effective only if such director fails to receive the requisite majority vote in an uncontested election, as provided in the by-laws, and the Board accepts such resignation. Our Corporate Governance Principles provide procedures for the consideration of such resignation by the Board. Within 90 days of the date of the annual meeting of shareholders, the Board, with the recommendation of the Corporate Governance Committee, will act upon such resignation. In making its decision, the Board will consider the best interests of TJX and its shareholders, and take what it deems to be appropriate action. Such action may include accepting or rejecting the resignation or taking further measures to address those concerns that were the basis for the underlying shareholder vote.

Chairman; Lead Director.  Our Board annually elects the Chairman of the Board of Directors. Because our Chairman, Mr. Cammarata, is not an independent director, consistent with our Corporate Governance Principles, our independent directors have elected John F. O’Brien as Lead Director. In this role, among other duties, Mr. O’Brien meets at least quarterly with our Chief Executive Officer and with senior officers as necessary, attends quarterly management business review meetings, schedules meetings of the independent directors, presides at meetings of the Board at which the Chairman is not present, including meetings of the independent directors and of the non-management directors, serves as a liaison between the independent directors and the Chairman and Company management, approves meeting schedules and agendas, attends the meetings of each Board committee and undertakes other responsibilities designated by the independent directors.

Attendance.  During fiscal 2009, our Board met 15 times. Each director attended at least 75% of all meetings of the Board and committees of which he or she was a member. At each regularly scheduled Board meeting, the independent directors met separately. It is our policy that all nominees and directors standing for re-election are expected to attend the annual meeting of stockholders. All nominees and directors attended the 2008 Annual Meeting of Stockholders.

Board Committees.  The Board of Directors has five standing committees: Audit, Corporate Governance, Executive, Executive Compensation and Finance. Each committee’s charter is available on our website at www.tjx.com.

All members of the Audit, Corporate Governance, Finance and Executive Compensation Committees are independent directors. While each committee has designated responsibilities, the committees act on behalf of the entire Board. The committees regularly report on their activities to the entire Board.

The table below provides information about these committees during fiscal 2009:

			Corporate				Executive
Name**	Audit		Governance		Executive		Compensation		Finance

José B. Alvarez	X						X
Alan M. Bennett			X						X
David A. Brandon							X	*	X
Bernard Cammarata					X	*
David T. Ching	X		X
Michael F. Hines	X	*							X
Amy B. Lane	X								X	*
Carol Meyrowitz
John F. O’Brien					X		X
Robert F. Shapiro	X		X		X
Willow B. Shire			X	*			X
Fletcher H. Wiley	X		X
Number of meetings during fiscal 2009	14		5		1		9		4

*	Chair

**	On June 3, 2008, Mr. Alvarez became a member of the Audit Committee, Mr. Bennett and Mr. Ching became members of the Corporate Governance Committee, and Mr. Hines became Chair of the Audit Committee. Mr. Shapiro, Chair of the Audit Committee until June 3, 2008, continued as a member of the Audit Committee.

Audit Committee.  The Audit Committee is responsible for the annual appointment of the independent registered public accounting firm and oversight of the financial reporting process. Each member of the Audit Committee is a non-employee director and meets the independence standards adopted by the Board in compliance with New York Stock Exchange listing standards. The Audit Committee operates under the terms of a written charter which is reviewed by members of the committee annually. Specifically, the Audit Committee’s responsibilities include:

•	reviewing with management, internal auditors and the independent registered public accounting firm our quarterly and annual financial statements, including the accounting principles and procedures applied in their preparation and any changes in accounting policies;

•	monitoring our system of internal financial controls and accounting practices;

•	overseeing the internal and external audit process, including the scope and implementation of the annual audit;

•	overseeing our compliance and ethics programs;

•	selecting or terminating the independent registered public accounting firm, approving their compensation and evaluating the performance of the independent registered public accounting firm, including the lead audit and reviewing partners;

•	establishing and maintaining procedures for receipt, retention and treatment of complaints, including the confidential and anonymous submission of complaints by employees, regarding accounting or auditing matters;

•	pre-approving all work by the independent registered public accounting firm; and

•	reviewing other matters as the Board deems appropriate.

Executive Compensation Committee.  The Executive Compensation Committee, or the ECC, is responsible for overseeing executive compensation and benefits. Each member of the ECC is a non-employee director and meets the independence standards adopted by the Board in compliance with New York Stock Exchange listing standards. The ECC operates under the terms of a written charter which is reviewed by the members of the committee annually.

Specifically, the ECC’s responsibilities include:

•	approving the compensation, including awards of stock options, bonuses and other incentives, of our executive officers and all other employees in such categories as are from time to time identified by the Committee;

•	determining the performance targets and performance criteria under our incentive plans;

•	approving the terms of employment of our executive officers; and

•	administering our incentive plans.

Corporate Governance Committee.  The Corporate Governance Committee is responsible for recommending nominees for directors to the Board and for our corporate governance practices. Each member of the Corporate Governance Committee is a non-employee director and meets the independence standards adopted by the Board in compliance with New York Stock Exchange listing standards. The Corporate Governance Committee operates under the terms of a written charter which is reviewed by the members of the committee annually. Specifically, the Corporate Governance Committee’s responsibilities include:

•	recommending director nominees to the Board;

•	developing and reviewing corporate governance principles;

•	reviewing practices and policies with respect to directors, including retirement policies, the size of the Board and the meeting frequency of the Board, and reviewing the functions, duties and composition of the committees of the Board;

•	recommending processes for the annual evaluations of the performance of the Board, the Chairman, the Lead Director and each committee and its chair;

•	establishing performance objectives for the Chief Executive Officer and annually evaluating the performance of the Chief Executive Officer against such objectives; and

•	overseeing the maintenance and presentation to the Board of management’s plans for succession to senior management positions.

Executive Committee.  The Executive Committee meets at such times as it determines to be appropriate and has the authority to act for the Board on specified matters during the intervals between meetings of the Board.

Finance Committee.  The Finance Committee is responsible for reviewing and making recommendations to the Board relating to our financial activities and condition. The Finance Committee operates under the terms of a written charter which is reviewed by the members of the committee annually. Specifically, the Finance Committee’s responsibilities include:

•	reviewing and making recommendations to the Board with respect to our financing plans and strategies, financial condition, capital structure, tax strategies, liabilities and payments, dividends, stock repurchase programs and insurance programs;

•	approving our cash investment policies, foreign exchange risk management policies and capital investment criteria, and agreements for borrowing by us and our subsidiaries from banks and other financial institutions; and

•	reviewing investment policies, performance and actuarial status of our pension and other retirement benefit plans.

Policies Relating to Directors.  It is our policy that no director shall be nominated who has attained the age of 75 prior to or on the date of his or her election or re-election. Under our Corporate Governance Principles, directors with full-time jobs should not serve on more than three boards of public companies in addition to our Board; no director should serve on more than four boards of public companies in addition to our Board; and members of the Audit Committee should not serve on more than two audit committees of other companies. When a director’s principal occupation or business association changes during his or her tenure as a director, our Corporate Governance Principles provide that the director is required to tender his or her resignation from the Board, and the Corporate Governance Committee will recommend to the Board any action to be taken with respect to the resignation.

Code of Conduct.  We have a Code of Conduct for our associates designed to ensure that our business is conducted with integrity. Our Code of Conduct covers professional conduct, including employment policies, conflicts of interest, intellectual property and the protection of confidential information, as well as adherence to laws and regulations applicable to the conduct of our business. Information concerning our Code of Conduct is available on our website at www.tjx.com.

Code of Ethics for TJX Executives and Code of Business Conduct and Ethics for Directors.  We have a Code of Ethics for TJX Executives governing our Chairman, Chief Executive Officer, President, Vice Chairman, Chief Administrative Officer, Chief Financial Officer, Principal Accounting Officer and other senior operating, financial and legal executives. The Code of Ethics for TJX Executives is designed to ensure integrity in our financial reports and public disclosures. We also have a Code of Business Conduct and Ethics for Directors which promotes honest and ethical conduct, compliance with applicable laws, rules and regulations and the avoidance of conflicts of interest. Both of these codes of conduct are published on our website at www.tjx.com. We intend to disclose any future amendments to, or waivers from, the Code of Ethics for TJX Executives or the Code of Business Conduct and Ethics for Directors within four business days of the waiver or amendment through a website posting or by filing a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC.

Stock Ownership Guidelines.  Our Corporate Governance Principles provide that at the time of his or her election, a director must own at least $10,000 of our common stock. Over time, a director must increase his or her stock ownership to hold shares of our common stock (or their equivalent) equal to at least $200,000 (including awards under the Deferred Stock Program for Non-Employee Directors under our Stock Incentive Plan). Our Stock Ownership Guidelines included in our Corporate Governance Principles provide that our Chief Executive Officer and President will attain stock ownership with a fair market value of at least five times his or her annual base compensation, and our Vice Chairman and each Senior Executive Vice President will attain stock ownership with a fair market value of at least three times his or her annual base compensation. For our executive officers, such ownership guidelines are reduced by 50% at age 62. It is expected that individuals who have not yet achieved the stock ownership levels provided by these guidelines will make steady progress towards meeting such levels and will retain 50% of their shares (on an after-tax basis) resulting from the exercise of stock options, vesting of deferred stock or vesting of performance-based restricted stock. Once an executive satisfies and sustains the target stock ownership level, the executive is permitted to sell all future shares obtained through option exercises, the vesting of deferred stock or the vesting of performance-based restricted stock.

Communications with Directors.  Security holders and other interested parties may communicate directly with the Board, the non-management directors or the independent directors as a group, specified individual directors or the Lead Director by writing to such individual or group c/o Office of the Secretary, The TJX Companies, Inc., 770 Cochituate Road, Framingham, Massachusetts 01701. The Secretary will forward such communications to the relevant group or individual at or prior to the next meeting of the Board.

Requests for Information.  Shareholders may request print copies of our Corporate Governance Principles, Code of Conduct for Associates, Code of Ethics for TJX Executives, Code of Business Conduct and Ethics for Directors, and charters for our Audit, Corporate Governance, Executive, Executive Compensation and Finance Committees by writing to the Office of the Secretary at the above address. The current versions of these documents are also available on our website at www.tjx.com.

Transactions with Related Persons

Under the Corporate Governance Committee’s charter, the Committee is responsible for reviewing and approving or ratifying any transaction in which TJX and any of our directors, director nominees, executive officers, 5% shareholders and their immediate family members are participants and in which such persons have a direct or indirect material interest as provided under SEC rules. In the course of reviewing potential related person transactions, the Committee considers the nature of the related person’s interest in the transaction; the presence of standard prices, rates or charges or terms otherwise consistent with arms-length dealings with unrelated third parties; the materiality of the transaction to each party; the reasons for TJX entering into the transaction with the related person; the potential effect of the transaction on the status of a director as an independent, outside or disinterested director or committee member; and any other factors the Committee may deem relevant. Our General Counsel’s office is primarily responsible for the implementation of processes and procedures for screening potential transactions and providing information to the Corporate Governance Committee.

Audit Committee Report

We operate in accordance with a written charter adopted by the Board and reviewed annually by the Committee. We are responsible for overseeing the quality and integrity of TJX’s accounting, auditing and financial reporting practices. The Audit Committee is composed solely of members who are independent, as defined by the New York Stock Exchange and TJX’s Corporate Governance Principles. Further, the Board has determined that three of our members (Mr. Hines, Ms. Lane and Mr. Shapiro) are audit committee financial experts as defined by the rules of the SEC.

The Audit Committee met 14 times during fiscal 2009, including four meetings held with TJX’s Chief Financial Officer, Corporate Controller and PricewaterhouseCoopers LLP (PwC), TJX’s independent registered public accounting firm, prior to the public release of TJX’s quarterly and annual earnings announcements in order to discuss the financial information contained in the announcements.

We took numerous actions to discharge our oversight responsibility with respect to the audit process. We received the written disclosures and the letter from PwC pursuant to Rule 3526, Communication with Audit Committees Concerning Independence, of the Public Company Accounting Oversight Board (“PCAOB”) concerning any relationships between PwC and the Company and the potential effects of any disclosed relationships on PwC’s independence and discussed with PwC its independence. We discussed with management, the internal auditors and PwC TJX’s internal control over financial reporting and management’s assessment of the effectiveness of internal control over financial reporting and the internal audit function’s organization, responsibilities, budget and staffing. We reviewed with both PwC and our internal auditors their audit plans, audit scope and identification of audit risks.

We discussed and reviewed with PwC communications required by the Standards of the PCAOB (United States), as described in PCAOB AU Section 380, “Communication with Audit Committees,” and, with and without management present, discussed and reviewed the results of PwC’s examination of TJX’s financial statements. We also discussed the results of the internal audit examinations.

The aggregate fees that TJX paid for professional services rendered by PwC for the fiscal years ended January 31, 2009 and January 26, 2008 were:

In thousands	2009	2008

Audit	$3,710	$3,404
Audit Related	330	541
Tax	525	505
All Other	15	—

Total	$4,580	$4,450

•	Audit fees were for professional services rendered for the audits of TJX’s consolidated financial statements including financial statement schedules and statutory and subsidiary audits, assistance with review of documents filed with the SEC, and opinion on the effectiveness of internal control over financial reporting with respect to fiscal 2008 and fiscal 2009 and expanded testing in connection with the computer intrusion(s) with respect to fiscal 2008.

•	Audit related fees were for services related to consultations concerning financial accounting and reporting standards and employee benefit plan audits.

•	Tax fees were for services related to tax compliance, planning and advice, including assistance with tax audits and appeals, tax services for employee benefit plans, and requests for rulings and technical advice from tax authorities.

•	All other fees were for services related to ethics training for TJX’s internal audit department.

We pre-approve all audit services and all permitted non-audit services by PwC, including engagement fees and terms. We have delegated the authority to take such action between meetings to the Audit Committee chair, who reports the decisions made to the full Audit Committee at its next scheduled meeting.

Our policies prohibit TJX from engaging PwC to provide any services relating to bookkeeping or other services related to accounting records or financial statements, financial information system design and implementation, appraisal or valuation services, fairness opinions or contribution-in-kind reports, actuarial services, internal audit outsourcing, any management function, legal services or expert services not related to the audit, broker-dealer, investment adviser, or investment banking services or human resource consulting. In addition, we evaluate whether TJX’s use of PwC for permitted non-audit services is compatible with maintaining PwC’s independence. We concluded that PwC’s provision of non-audit services, which we approved in advance, was compatible with their independence.

We reviewed the audited financial statements of TJX as of and for the fiscal year ended January 31, 2009 with management and PwC. Management has the responsibility for the preparation of TJX’s financial statements, and PwC has the responsibility for the audit of those statements.

Based on these reviews and discussions with management and PwC, we recommended to the Board that TJX’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended January 31, 2009 for filing with the SEC. We also have selected PwC as the independent registered public accounting firm for fiscal 2010, subject to ratification by TJX’s shareholders.

Audit Committee

Michael F. Hines, Chair
José B. Alvarez
David T. Ching
Amy B. Lane
Robert F. Shapiro
Fletcher H. Wiley

Beneficial Ownership

The following table shows as of April 13, 2009 the number of shares of our common stock beneficially owned by each director, each director nominee, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group:

		Percentage of
	Number of	Outstanding
Name	Shares(1)(2)	Common Stock

José B. Alvarez	350	*
Arnold S. Barron	277,131	*
Alan M. Bennett	2,000	*
David A. Brandon	7,000	*
Bernard Cammarata(3)(4)	1,610,847	*
Donald G. Campbell(4)	693,600	*
David T. Ching	1,000	*
Ernie L. Herrman	411,847	*
Michael F. Hines	1,800	*
Amy B. Lane	11,135	*
Carol Meyrowitz	588,716	*
Jeffrey G. Naylor	480,337	*
John F. O’Brien	89,779	*
Robert F. Shapiro	15,000	*
Willow B. Shire	75,999	*
Nirmal K. Tripathy	15,000	*
Fletcher H. Wiley	50,000	*
All Directors, Nominees and Executive Officers as a Group (19 persons)	4,701,102	1.1%

*	Less than 1%.

(1)	Reflects sole voting and investment power except as indicated below. Includes shares of common stock which each of the following persons had the right to acquire on April 13, 2009 or within sixty (60) days thereafter through the exercise of options: Mr. Barron (235,000), Mr. Cammarata (450,000), Mr. Campbell (558,134), Mr. Herrman (315,000), Ms. Lane (7,956), Ms. Meyrowitz (125,000), Mr. Naylor (362,500), Mr. O’Brien (68,000), Ms. Shire (68,000), Mr. Tripathy (10,000) and Mr. Wiley (36,000) and all directors, nominees and executive officers as a group (2,525,717). Excludes vested deferred shares payable in shares upon leaving the Board: Mr. Alvarez (4,086), Mr. Bennett (4,086), Mr. Brandon (14,273), Mr. Ching (5,118), Mr. Hines (5,118), Ms. Lane (8,697), Mr. O’Brien (17,773), Mr. Shapiro (27,031), Ms. Shire (16,296), and Mr. Wiley (26,503).

(2)	Includes shares that are subject to forfeiture restrictions: Mr. Herrman (74,064), Ms. Meyrowitz (300,000), Mr. Naylor (69,064), and all directors, nominees and executive officers as a group (518,166).

(3)	Excludes 1,608 shares owned by Mr. Cammarata’s wife as to which Mr. Cammarata disclaims beneficial ownership and includes 200,725 shares owned by trust of which Mr. Cammarata is sole trustee.

(4)	Includes shares owned by a charitable foundation of which the individual is a trustee or officer: Mr. Cammarata (108,347) and Mr. Campbell (10,000).

As of April 13, 2009 based on information filed with the SEC, persons known to us to beneficially own 5% or more of our outstanding common stock are as follows:

			Percentage of
	Number of		Class
Name and Address of Beneficial Owner	Shares		Outstanding

FMR LLC 82 Devonshire Street Boston, MA 02109	24,897,461	(1)	6.02%
PRIMECAP Management Company 225 South Lake Avenue #400 Pasadena, CA 91101	22,220,999	(2)	5.38%
Barclays Global Investors, N.A 400 Howard Street San Francisco, CA 94105	21,593,439	(3)	5.22%

(1)	Reflects sole voting power with respect to 2,066,481 shares and sole dispositive power with respect to all shares.

(2)	Reflects sole voting power with respect to 2,228,624 shares and sole dispositive power with respect to all shares.

(3)	Reflects sole voting power with respect to 18,727,654 shares and sole dispositive power with respect to all shares. Reflects shares beneficially owned by Barclays Global Investors, N.A. and affiliated entities Barclays Global Fund Advisors, Barclays Global Investors, LTD, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited and Barclays Global Investors (Deutschland) AG.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers to file reports of holdings and transactions in our common stock with the SEC and the New York Stock Exchange. To facilitate compliance, we have undertaken the responsibility to prepare and file these reports on behalf of our officers and directors. Based on our records and other information, all reports were timely filed, except that in April 2008, Mr. Tripathy filed a Form 4 relating to the withholding of shares in connection with the vesting of restricted stock one day late. The failure to report this transaction was inadvertent and was corrected promptly upon discovery.

EXECUTIVE COMPENSATION

Compensation Committee Report

We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on these reviews and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K for the fiscal year ended January 31, 2009.

Executive Compensation Committee

David A. Brandon, Chair
José B. Alvarez
John F. O’Brien
Willow B. Shire

Compensation Discussion and Analysis

Our compensation program is based on our philosophy that all of our associates are important to our success, with our executive officers and senior executives setting the direction of our business and having overall responsibility for driving our results. We have achieved significant success in our business over many years. But, like other retailers, we operate in a highly-competitive and challenging economic environment. Accordingly, we have adopted a total compensation approach weighted toward performance-based incentive compensation to accomplish several goals:

•	attract and retain very talented individuals,

•	reward achievement of our financial goals, and

•	enhance shareholder value by achieving our short-term and long-term financial objectives.

The Executive Compensation Committee of our Board of Directors implements this compensation philosophy by providing a total compensation package for our executives that is competitive with our peers but is weighted toward performance-based incentive compensation. The elements of our executive compensation include:

•	base salaries,

•	short-term cash incentives based on achievement of one-year adjusted pre-tax income targets,

•	longer-term cash incentives based on achievement of adjusted pre-tax income targets over multi-year periods,

•	performance-based restricted stock and stock options, and

•	retirement benefits and limited perquisites.

Compensation Philosophy

For many years, our compensation philosophy for our key associates, including our named executive officers, has reflected pay for performance. Total compensation for our executives is a combination of base salary, short-term and long-term cash incentives, and long-term equity-based incentives. We design our compensation so that a substantial portion of each executive’s compensation opportunity is equity-based and cash incentive compensation. The amount of each named executive officer’s incentive compensation is directly tied to objective performance achieved by TJX and is therefore directly linked with the interests of shareholders.

•	The amounts paid under our short and long-term cash incentive plans are determined on the basis of achievement of predetermined adjusted pre-tax income targets. Once the targets are set, we do not make discretionary adjustments to the targets for our named executive officers nor do we make discretionary upward adjustments to the bonuses they earn as a result of the level of the targets achieved.

•	All restricted stock grants to our named executive officers are subject to performance measures as well as service requirements and, as a result, vest only if predetermined performance targets are achieved.

•	Stock options have realizable value only to the extent that the value of our stock increases.

In determining total compensation, the ECC takes into account individual performance, contractual obligations, historical compensation practices that in the ECC’s estimation have proven successful for TJX, compensation practices at peer group companies, compensation programs for TJX as a whole and any special considerations such as recruitment, new hires, promotions, organizational changes, relocations and transitional roles. In addition to base salary and incentive compensation, our executive officers receive retirement benefits, deferred compensation opportunities and limited perquisites. The availability of these benefits helps us maintain our competitive position in the market for executive talent but does not form part of the basis for the ECC’s determination of an executive officer’s total compensation for any year.

Compensation Consultant and Benchmarking

The ECC is advised by Frederic W. Cook & Co., Inc., or Cook, an independent compensation consultant, engaged by and reporting to the ECC. Cook does not perform any services for TJX other than its work for the ECC. In general, Cook advises the ECC with respect to the competitive positioning of base salary, annual bonus and long-term incentives for senior management, including our named executive officers.

The ECC generally benchmarks total compensation of our named executive officers and each of the elements of that compensation against a group of 12 peer companies that are large, publicly traded retailers selected by the ECC. The peer group included Circuit City Stores, Inc., Dillard’s, Inc., Macy’s, Inc., The Gap, Inc., Kohl’s Corporation, Limited Brands, Inc., Nike, Inc., OfficeMax Incorporated, J.C. Penney Company, Inc., Ross Stores, Inc., Staples, Inc. and Target Corporation. Substantially the same peer group has been used over a number of years, and the ECC considers revisions each year to reflect changes in the peer group and TJX with the advice of the ECC’s compensation consultant and our management. Although the ECC uses peer group data to provide context for its own determinations, it does not calibrate compensation or any element of compensation for our named executive officers with any specified level at the peer group.

Total Compensation

In determining the overall level and components of executive compensation, the ECC focuses on total compensation weighted toward performance-based incentive compensation. Generally, the ECC conducts a strategic review of the compensation policies for all management employees of TJX and its divisions, including the named executive officers. Using the comparative benchmarking data provided by the Hay Group, TJX’s compensation consultant, and in the case of our named executive officers, the ECC’s compensation consultant, the ECC assesses the overall competitiveness of our compensation programs. For each management level, the ECC then assesses the appropriate mix of short-term versus long-term incentives and cash versus equity-based compensation to provide a competitive mix and at the same time encourage long-range goals and employee retention. The ECC then separately reviews and determines individual compensation components, including base salary, short-term and long-term cash incentive awards and equity grants, at its various meetings throughout the year described below.

Base Salary

Each of our named executive officers receives a base salary in cash during the fiscal year. Base salary levels are determined by the ECC taking into account Company performance, contractual obligations, individual performance and responsibilities, past base salary, the limitation on income tax deductions imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), peer group data, the advice of Cook and recommendations by the supervising executive officers. The performance review of the Chief Executive Officer is performed each year by the Corporate Governance Committee as provided in its charter. The review includes both quantitative and qualitative factors, including the Chief Executive Officer’s achievement of performance objectives for the year set by the Corporate Governance Committee in addition to those provided in the Management Incentive Plan and the Long Range Performance Incentive Plan. The Corporate Governance Committee does not make compensation recommendations. The executive to whom a named executive officer reports undertakes the performance review and makes salary recommendations to the ECC for such officer. In June 2008, Ms. Meyrowitz did so for Mr. Campbell, Mr. Barron and Mr. Herrman, Mr. Campbell did so for Mr. Naylor, and Mr. Naylor did so for Mr. Tripathy. Base salary increases for our named executive officers, other than increases as a result of mid-fiscal year promotions or contractual obligations, are generally implemented effective in June each year.

In April 2008, effective as of the beginning of fiscal 2009, the ECC increased Ms. Meyrowitz’s base salary and in June 2008, the ECC increased the base salaries of Mr. Campbell, Mr. Barron, Mr. Naylor, Mr. Herrman and Mr. Tripathy as part of its annual performance appraisal. In September 2008, pursuant to the terms of his employment agreement, Mr. Campbell’s base salary was reduced when the ECC approved a reduction in the level of his services.

Incentive Compensation

General.  A significant portion of each named executive officer’s compensation is equity-based and cash incentive compensation granted under goals approved by our stockholders.

•	Our cash incentive plans compensate named executive officers and other key associates based on achievement of adjusted pre-tax income goals for one and for multiple years consistent with our announced financial plans and on continued service. In this way, these incentive plans motivate these executives and key associates to achieve our targeted corporate performance in the short and long term while at the same time promoting retention.

•	The equity-based awards to our named executive officers are made under a stockholder-approved plan and in fiscal 2009 consisted of stock options and performance-based restricted stock. Stock options are subject to service-based vesting requirements and deliver value only if the market price of our stock increases. Vesting of the performance-based restricted stock awards depends on meeting both performance conditions and service requirements.

Our equity-based and cash incentive compensation for our named executive officers in fiscal 2009 was intended to qualify for an exemption from the deduction limitation rules of Section 162(m) of the Code.

The ECC does not apply a formula in determining the portion of total compensation payable in the form of cash incentive compensation or equity-based compensation. However, starting in fiscal 2006, based on input from our shareholders and a review of our equity grant practices, the ECC reallocated compensation, reducing the number of stock options granted and increasing long-term cash incentive opportunities.

Short-Term Cash Incentives.  Our annual cash incentive awards are made under our Management Incentive Plan, or MIP. The strategic purpose of our MIP is to motivate our named executive officers and other key associates to achieve the annual targets for each of our divisions. Each MIP award has performance targets and MIP awards are paid in cash in an amount determined by measurement of actual performance against performance targets. If performance meets the performance targets, participants receive their target MIP awards. If performance exceeds the performance targets, participants are paid more than their target MIP awards based on the extent to which performance exceeds the performance targets (but, under the terms of the MIP, not more than two times the target award and not more than a maximum of $5 million per award for officers whose compensation is subject to the limits on deductibility under Code Section 162(m)). If performance does not meet the performance targets, the participants are paid no MIP awards or are paid awards below their target awards, based on the extent to which performance falls below the performance targets.

The annual MIP performance target for executive officers and other corporate associates for fiscal 2009 was an aggregation of weighted pre-tax income, excluding capitalized inventory costs, certain corporate allocations and results of T.K. Maxx in Germany and HomeSense in the U.K. and including intercompany interest income/expense, for our divisions (“adjusted pre-tax income”). Marmaxx was underweighted relative to its expected contribution to adjusted corporate pre-tax income in order to make performance at the smaller divisions more meaningful to the incentive award and thereby promote focus on their performance. For the portion of fiscal 2009 during which Mr. Herrman was President of Marmaxx, like other Marmaxx divisional associates, his MIP performance target was based solely on Marmaxx’s performance.

The MIP performance target for each division for fiscal 2009 was derived from our plans for the division for the fiscal year approved by our Board and reflected performance by our divisions necessary for TJX to achieve corporate performance within the range publicly projected in the beginning of fiscal 2009 as well as the adjusted pre-tax income needed from each division to generate the return on invested capital and earnings per share for TJX publicly projected at that time. Because these MIP performance targets reflected our plans for our divisions for fiscal 2009, we believed when we set them that they were challenging but reasonably achievable.

Divisional performance at the actual divisional MIP performance target results in payment of the divisional portion of a corporate MIP award at the target level. If a division performs above or below its target performance, that divisional portion of the corporate award is adjusted in accordance with a predetermined percentage, or slope, adjustment. (Due to its lower profitability, the ECC established predetermined step, rather than slope, adjustments for above or below-target performance by A.J. Wright for fiscal 2009.) The adjustments included a minimum level of divisional performance required for payment of the corresponding portion of the corporate MIP award and a maximum level of divisional performance beyond which such portion would not be increased. These limits reflected our belief that divisional performance below the minimum level should not merit any award and that the maximum level of performance represented the appropriate “reach” level for the division. For fiscal 2009, the minimum performance level for each division (except A.J. Wright) ranged from 70% to 80% of the performance targets, and the maximum performance level ranged from 114% to 130% of the performance targets. The divisional portions of the corporate award are then aggregated for the corporate MIP award. Our MIP requires that performance be certified by the ECC before any payments can be made to named executive officers.

The MIP award opportunities (as a percentage of base salary) for our named executive officers for fiscal 2009 were: Ms. Meyrowitz, 100% target, 200% maximum; Mr. Barron, Mr. Campbell, Mr. Herrman and Mr. Naylor, 55% target, 110% maximum; and Mr. Tripathy, 45% target, 90% maximum. As with other aspects of compensation, the ECC generally reviews short-term cash compensation as part of its overall review of compensation of our named executive officers and establishes MIP target award levels based on responsibilities, peer group data and input from the ECC’s compensation consultant.

Our named executive officers other than Mr. Herrman earned fiscal 2009 MIP awards of 72.89% of their respective target awards. These awards were calculated as follows:

	Adjusted Pre-Tax					Weighted
	Income				% Above	Contribution to
Fiscal 2009	Performance		Actual Adjusted		or Below	Corporate
Division (Figures in 000’s)	Target		Pre-Tax Income		Target	MIP Target Award

Marmaxx		$1,448,412		$1,361,044	−6.03%	45.40%
Canada	C$	290,596	C$	276,888	−4.70%	7.64%
HomeGoods		$95,898		$38,517	−59.84%	0.00%
Europe		£89,843		£104,787	16.63%	15.54%
A.J. Wright		$1,002		$(244)	NA	4.31%

			Total Corporate MIP Award: 72.89%

Because his responsibilities changed during the fiscal year, Mr. Herrman’s fiscal 2009 award was prorated between the Marmaxx divisional award and the corporate award based on the time he served in the divisional and corporate roles during the year.

Long-Term Cash Incentives.  Our long-term cash incentive awards are made under our Long Range Performance Incentive Plan, or LRPIP. The strategic purpose of our LRPIP is to motivate our named executive officers and other key associates to achieve cumulative multi-year targeted adjusted pre-tax income levels for each of our divisions. Like the MIP, LRPIP awards are paid in cash in an amount determined by measurement of actual performance against performance targets. If cumulative performance meets the performance targets set by the ECC, participants receive their target LRPIP awards. If cumulative performance exceeds the performance targets, participants are paid more than their target LRPIP awards based on the extent to which performance exceeds the performance targets (but, under the terms of the LRPIP, not more than 150% of the target award, subject to a maximum of $5 million per award for those officers whose compensation is subject to the limits on deductibility under Code Section 162(m)). If performance does not meet the performance targets, the participants are paid no LRPIP awards or awards below their target LRPIP awards, based on the extent to which performance falls below the performance targets. For the LRPIP award opportunities for fiscal 2009-2011 granted in fiscal 2009, the minimum three-year performance level for an award was set at 33.33% of the performance targets and the level for maximum awards was set at 133.33% of the performance targets.

The LRPIP performance targets are a cumulative aggregation of adjusted pre-tax income for our divisions for a multi-fiscal year period (generally three fiscal years). Like the MIP targets, the LRPIP performance targets for awards made for fiscal 2009-2011 were derived from our plans for each of our divisions for the fiscal years approved by our Board and reflected performance by our divisions necessary for TJX to achieve corporate performance within the range publicly projected in the beginning of the fiscal year as well as the adjusted pre-tax income needed from each division to generate the return on invested capital and earnings per share for TJX publicly projected at that time. Because these performance targets reflected our plans for our divisions, we believed when we set them that they were challenging but reasonably achievable.

Payouts under the LRPIP for all awards are calculated in a similar manner to payouts under the corporate MIP except that performance is measured on a cumulative basis over the multi-year period of the award. The award earned with respect to cumulative performance of each division for the multi-year period above or below target performance is determined by applying pre-determined slope adjustments. Amounts earned with respect to each division are aggregated for the corporate LRPIP award. Under our LRPIP, the ECC must certify performance for a performance period before any payments can be made to named executive officers.

In April 2008, the ECC granted LRPIP awards for fiscal 2009-2011 to each participant in the LRPIP. The LRPIP award opportunities for our named executive officers for fiscal 2009-2011 were: Ms. Meyrowitz, $1,400,000 target, $2,100,000 maximum; Mr. Barron, Mr. Campbell, Mr. Herrman and Mr. Naylor, $700,000 target, $1,050,000 maximum; and Mr. Tripathy, $300,000 target, $450,000 maximum. The ECC generally reviews long-term and short-term cash compensation together as part of its overall review of compensation of our named executive officers and establishes LRPIP award levels by position, based on responsibilities, peer group data and input from the ECC’s compensation consultant.

Our named executive officers other than Mr. Tripathy earned fiscal 2007-2009 LRPIP awards of 105.69% of their respective target awards. These awards were calculated as follows:

	Cumulative		Cumulative
	3-Year Adjusted		3-Year		% Above	Weighted
Fiscal 2007-2009	Pre-Tax Income		Actual Adjusted		or Below	Contribution to
Division (Figures in 000’s)	Performance Target		Pre-Tax Income		Target	LRPIP Target Award

Marmaxx		$3,837,089		$3,942,706	2.75%	67.68%
Canada	C$	644,370	C$	762,610	18.35%	12.75%
HomeGoods		$166,046		$168,920	1.73%	10.26%
Europe		£166,875		£238,618	42.99%	15.00%
A.J. Wright		$40,357		$(17,535)	−143.45%	0.00%

			Total LRPIP Award: 105.69%

Mr. Tripathy, who joined TJX during the fiscal 2007-2009 LRPIP cycle, had a two-year fiscal 2008-2009 LRPIP award.

Long-Term Equity-Based Compensation.  Long-term equity-based awards under our Stock Incentive Plan, or SIP, are an important part of our named executive officers’ total compensation. The ECC generally determines by management level the amount of equity grants and the allocations between stock options and performance-based restricted stock based on responsibilities, peer group data and input from the ECC’s compensation consultant. Stock options do not deliver value unless and only to the extent that the value of our stock appreciates, thus linking the interests of our executive officers with those of our shareholders. The performance conditions applicable to the restricted stock awards relate vesting to achievement of the performance levels provided for those awards. The service-based vesting conditions of both our stock options and our other equity-based awards provide important retention incentives. For both options and restricted stock awards, the ECC values each stock award based on the closing price of our common stock on the date of the award, and in the case of option awards, uses the Black-Scholes option pricing formula.

For the September 2008 option awards to named executive officers and other associates, the ECC determined the number of stock options granted by setting a fixed dollar value by position and dividing this value by the stock price on the grant date. All options are granted with an exercise price equal to the closing stock price on the New York Stock Exchange on the grant date, and in general, have a maximum term of ten years, vest over three years and, to the extent vested, are exercisable for a limited period following termination of employment.

The performance-based restricted stock granted to our named executive officers in fiscal 2009 had both service-based and performance-based vesting conditions. Ms. Meyrowitz’s award had a one-year service condition as well as a condition for full vesting of achievement of a level of performance resulting in an MIP award for fiscal 2009 of 67% of the targeted MIP award for the year. The awards for Mr. Naylor, Mr. Herrman and Mr. Tripathy had a three-year service condition as well as a condition for full vesting of achievement of a level of performance resulting in an LRPIP award for fiscal 2009-2011 of 67% of the targeted LRPIP award for the period. At the time the ECC made these awards, we believed this performance was reasonably achievable. Performance below these target levels results in a pro rata reduction in the number of shares vested. We believe these awards perform an important retention function.

Other Elements of Compensation

Retirement Benefits.  Although we have a broad-based defined benefit pension plan under which benefits accrue based on compensation and service, the plan was closed to new participants as of February 1, 2006. In fiscal 2009, all of our named executive officers other than Mr. Tripathy participated in this plan. We also maintain a Supplemental Executive Retirement Plan, or SERP. Ms. Meyrowitz, Mr. Campbell and Mr. Barron participate in our primary SERP benefit program, and Mr. Naylor and Mr. Herrman participate in our alternative SERP benefit program.

Deferred Compensation.  Our named executive officers can defer up to 20% of base salary and up to 100% of any MIP and LRPIP bonuses under our Executive Savings Plan, or ESP, an elective deferred compensation plan. Amounts deferred are notionally invested in mutual funds or other market investments, as specified by the plan administrator. Participants in the ESP (other than those eligible for our primary SERP benefit) receive an employer match, subject to a vesting schedule, that is similarly notionally invested. It has been our practice to purchase investments specified by participants, thus realizing the actual return of the notional investments. Of our named executive officers, Mr. Naylor, Mr. Herrman and Mr. Tripathy were eligible for an ESP match in fiscal 2009, although of these named executive officers only Mr. Naylor elected to participate in ESP.

Amounts previously deferred under our General Deferred Compensation Plan, or GDCP, now closed to new investment, are credited to an account that earns notional interest at an annually adjusted rate based on U.S. Treasury securities until distributed.

Perquisites.  In fiscal 2009, we provided a limited amount of perquisites and other personal benefits to our named executive officers, all of which are detailed in footnote 9 to the Summary Compensation Table below: (i) an automobile benefit, (ii) financial and tax planning services, (iii) employer contributions or credits under the Company’s qualified and non-qualified savings plans and (iv) payment of life insurance premiums.

Employment Agreement with President and Chief Executive Officer.  In March 2009 we entered into a new employment agreement with Carol Meyrowitz, our President and CEO, effective as of February 1, 2009, that continues until January 29, 2011, unless terminated earlier in accordance with its provisions. The ECC, with the assistance of Mr. Cammarata, negotiated this agreement with Ms. Meyrowitz and was advised by Cook with respect to its terms. Under the agreement, Ms. Meyrowitz is entitled to an annual base salary of not less than $1,475,000, the current level of her base salary, consistent with our freeze of merit increases for most employees. She continues to be eligible to participate in specified benefit programs including MIP and LRPIP at levels commensurate with her position and responsibilities, with a target award for each of 100% of her base salary, and subject to such terms as are established by the ECC. Ms. Meyrowitz agreed to eliminate her right to a tax gross-up payment for certain taxes that might be incurred in connection with a change of control and to severance benefits upon certain voluntary terminations without good reason following a change of control. Her severance benefits following an involuntary termination without cause or a voluntary termination for good reason and her non-competition and non-solicitation provisions following any termination of employment were increased to twenty-four months. In connection with her agreement, Ms. Meyrowitz was awarded 300,000 shares of performance-based restricted stock.

Employment Agreement with Vice Chairman.  In June 2008, we entered into a new employment agreement with our Vice Chairman, Donald Campbell that continues until January 29, 2011, unless terminated earlier in accordance with its provisions. Under his agreement, Mr. Campbell was entitled to a minimum base salary of $785,000 and continued participation in specified benefit programs at levels commensurate with his position and responsibilities, taking into account any modified schedule. Pursuant to the agreement and as approved by the ECC, the level of services Mr. Campbell provided to the Company was reduced to 37% of his prior full-time level, effective September 15, 2008, with a prorata reduction in his base salary and his outstanding MIP and LRPIP award opportunities. Mr. Campbell agreed to non-competition agreement and non-solicitation provisions during the term of his employment and for 18 months thereafter, in the case of the non-competition provisions, and 24 months thereafter, in the case of the non-solicitation provisions. On April 7, 2009, Mr. Campbell retired as Vice Chairman of TJX but agreed to continue his employment under his employment agreement on a per diem basis as requested by TJX.

Employment Agreement with Senior Executive Vice President, Group President.  On April 3, 2008, we entered into a letter agreement with Arnold Barron, Senior Executive Vice President, Group President, extending the term of his employment agreement until January 31, 2009. Under the letter agreement, Mr. Barron agreed that he would not be entitled to any LRPIP award for which the applicable performance period would extend beyond January 31, 2009 but would remain eligible to receive stock option awards with service-based vesting conditions during the term of his employment. On November 1, 2008, Mr. Barron resigned as an executive officer and continued his employment in an executive advisory role through his retirement on January 31, 2009.

Separation Agreement with Former Executive Vice President, Chief Financial Officer.  Nirmal Tripathy, Executive Vice President and CFO, resigned, effective January 31, 2009, and we entered into a separation agreement with Mr. Tripathy in which we agreed to treat his termination of employment as though it had been without cause, with specified modifications, and Mr. Tripathy agreed to provide TJX a release of claims. Mr. Tripathy remains subject to the non-competition and non-solicitation agreements in his employment agreement, as well as a non-disparagement agreement contained in his separation agreement.

Amendments to Employment Agreements with Senior Executive Vice President, Group President and Senior Executive Vice President, Chief Financial and Administrative Officer.  In April 2009, Mr. Herrman, Senior Executive Vice President, Group President, and Mr. Naylor, Senior Executive Vice President, Chief Financial and Administrative Officer, entered into amendments to their agreements, effective February 1, 2009, to provide that MIP and LRPIP-based payouts upon a termination without cause or certain voluntary terminations without good reason will be measured by actual, rather than target, performance, to eliminate their right to a tax gross-up payment for certain taxes that might be incurred in connection with a change of control and to severance benefits upon certain voluntary terminations without good reason following a change of control and to increase their severance benefits following an involuntary termination without cause or a voluntary termination for good reason and, in the case of Mr. Naylor, his non-competition provision following any termination of employment, to twenty-four months.

Severance and Change of Control Provisions.   During fiscal 2009, each of our named executive officers had an agreement that provided employment and severance terms, including in connection with a change of control, and non-competition and non-solicitation undertakings. Provisions of these agreements relating to termination and change of control are summarized below under “Potential Payments upon Termination or Change of Control.” We provided these agreements because we believe that it is important to define the relative obligations of TJX and our named executive officers, including obtaining protection against competition and solicitation, and that severance and change of control protections assist in attracting and retaining high quality executives and in keeping them focused on their responsibilities during any period in which a change of control may be contemplated or pending.

Stock Ownership Guidelines.  We have stock ownership guidelines that apply to all of our executive officers, which are summarized in more detail above under “Stock Ownership Guidelines” in the “Corporate Governance” section. These guidelines are designed to align our executives’ interests with those of our shareholders and to encourage a long-term focus. Also, our policies prohibit our executives from engaging in hedging transactions with respect to TJX stock.

Tax and Accounting Considerations.  We structure incentive compensation arrangements to qualify as performance-based compensation exempt from the deduction limitations under Section 162(m) of the Code, but we view the availability of a tax deduction as only one relevant consideration. We continue to emphasize performance-based compensation for executives and thus minimize the effect of Section 162(m) of the Code. However, the ECC believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executive talent necessary for our success. Consequently, the ECC authorizes compensation that is not performance-based in excess of $1 million.

Equity Grant Practices.  All of our equity awards are made under our stockholder approved SIP. Virtually all of our stock options and other equity-based awards are granted at the same regularly scheduled ECC meetings held on approximately the same dates each year. The specific dates of the meetings are set by the Board, along with its determination of all regularly scheduled Board and committee meetings, generally about two years in advance. In limited circumstances, typically in connection with new hires or promotions, the ECC approves or grants stock options and stock awards at other times during the year at pre-scheduled ECC meetings. The ECC does not have any programs, plans or practices of timing these equity grants in coordination with the release of material non-public information. The exercise price of each stock option grant is the closing stock price on the New York Stock Exchange on the grant date. The SIP prohibits, without stockholder approval, any repricing requiring stockholder approval under applicable NYSE rules.

Executive Compensation Committee Processes and Procedures

The ECC is responsible for overseeing executive compensation and benefits. The ECC has the authority, without Board or management approval, to retain and terminate its compensation consultants and to determine their fees and terms of engagement. In addition, the ECC may delegate its authority to a subcommittee and may establish formal procedures to govern its operation, as it deems appropriate.

In determining the compensation program for TJX and setting the compensation of our named executive officers, the ECC generally provides for total compensation and each of its elements by position level and individual performance, weighted toward performance-based incentive compensation. Cook advises the ECC with respect to compensation for our named executive officers. The level of Cook’s engagement and its fees are determined by the ECC. In fiscal 2009, Cook advised the ECC with respect to the level and mix of compensation for our Chief Executive Officer, including comparative data for the peer group. In fiscal 2009, the ECC also considered a report by Hay, TJX’s compensation consultant, on company-wide, long-term incentive compensation.

The ECC reviews and approves compensation matters at various meetings during the year. The ECC generally acts as follows including with respect to our named executive officers:

Meeting	Action

June	Overall executive compensation review and base salary changes approved
September	Grant of stock options under SIP
January/February	Review of potential incentive award opportunities under MIP and LRPIP
April	Certification of performance results for performance-based restricted stock awards previously granted under SIP with performance targets for or ending in prior fiscal year
Grant of performance-based restricted stock awards under SIP
Certification of performance results under MIP awards for prior fiscal year and LRPIP awards with cycles ending in prior fiscal year
Establishment of MIP targets for current fiscal year and LRPIP targets for cycles beginning in current fiscal year
Regular/Special	Approval of employment agreements and grants of equity incentives to senior executives including executive officers in the case of promotions, new hires and other circumstances

Our named executive officers play a limited role in the executive compensation process. Each named executive officer provides annual performance reviews of any named executive officers directly reporting to him or her. In addition, our Chief Executive Officer makes recommendations to the ECC regarding base salaries and other elements of compensation for the other named executive officers. The ECC then considers those performance reviews and recommendations in establishing base salaries, cash incentive awards and equity grants. The Corporate Governance Committee performs the annual performance review of our Chief Executive Officer, which the ECC considers in determining the compensation of our Chief Executive Officer.

Our named executive officers participate in our strategic planning process and recommend to the Board the annual plans for TJX and its divisions. These plans are the basis for the MIP and LRPIP performance targets and the restricted stock performance criteria, all of which are approved by the ECC. In addition, Mr. Campbell, Vice Chairman (through September 2008), and Mr. Herrman, Senior Executive Vice President, Group President (starting in September 2008) assisted the ECC in its administration of the MIP, LRPIP, SIP, SERP, GDCP and ESP and advised the ECC regarding the general design and structure of these incentive plans. Mr. Cammarata, Ms. Meyrowitz, Mr. Campbell (through September 2008) and Mr. Herrman regularly attended ECC meetings at the request of the ECC, although the ECC met in executive session at all regularly scheduled meetings.

Summary Compensation Table

The following table provides information concerning compensation for our principal executive officer, our principal financial officer and four other most highly paid executive officers during fiscal 2009 (collectively, our named executive officers):

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred	All Other
Name and	Fiscal			Stock	Option	Incentive Plan	Compensation	Compensation
Principal Position	Year(4)	Salary	Bonus	Awards(5)	Awards(5)	Compensation(6)	Earnings(7)	(8),(9)	Total

Carol Meyrowitz	2009	$1,503,366	—	$2,438,982	$838,749	$2,258,393	$1,636,542	$43,040	$8,719,072
President and Chief	2008	$1,400,000	—	$2,578,770	$797,304	$2,305,830	$1,492,146	$55,034	$8,629,084
Executive Officer	2007	$1,076,731	—	$3,135,084	$1,048,938	$2,017,580	$268,076	$38,837	$7,585,246
Donald G. Campbell(1)	2009	$609,885	—	$388,306	$655,430	$926,200	$193,565	$42,429	$2,815,815
Vice Chairman	2008	$773,558	—	$770,409	$696,536	$985,209	$242,165	$39,166	$3,507,043
	2007	$740,769	—	$513,032	$991,458	$897,333	$145,379	$37,989	$3,325,960
Ernie L. Herrman	2009	$897,019	—	$522,534	$540,489	$1,092,175	$89,367	$43,160	$3,184,744
Senior Executive Vice President,	2008	$757,211	—	$800,168	$597,340	$934,392	$51,447	$67,138	$3,207,696
Group President
Arnold S. Barron(2)	2009	$766,442	—	$147,609	$515,646	$1,047,093	$536,853	$41,967	$3,055,610
Senior Executive	2008	$723,558	—	$800,168	$597,340	$934,262	$439,911	$43,106	$3,538,345
Vice President, Group President	2007	$672,673	—	$451,687	$768,413	$728,728	$325,623	$41,769	$2,988,893
Jeffrey G. Naylor(3)	2009	$741,154	—	$446,765	$515,646	$1,036,955	$68,053	$52,253	$2,860,826
Senior Executive	2008	$683,654	—	$415,001	$614,183	$896,171	$60,863	$74,886	$2,744,758
Vice President, Chief Administrative and Business Development Officer	2007	$627,596	—	$340,098	$832,594	$668,120	$48,684	$44,957	$2,562,049
Nirmal K. Tripathy(3)	2009	$654,327	—	$68,999	$121,093	$489,873	$0	$137,934	$1,472,226
Executive Vice President,	2008	$396,635	$100,000	$372,609	$34,917	$621,047	$0	$411,674	$1,936,882
Chief Financial Officer

(1)	Effective April 7, 2009, Mr. Campbell retired as Vice Chairman of TJX but will continue as an employee providing services on a per diem basis.

(2)	Effective as of November 1, 2008, Mr. Barron resigned as Senior Executive Vice President, Group President, and continued his employment in an executive advisory role during the transition period beginning on that date and ending on his retirement on January 31, 2009.

(3)	Effective January 31, 2009, Mr. Tripathy resigned as Executive Vice President, Chief Financial Officer, and Mr. Naylor was named Chief Financial and Administrative Officer on February 1, 2009.

(4)	Fiscal 2009 was a 53-week year.

(5)	Reflects the amounts recognized for financial statement reporting purposes for fiscal 2009 in accordance with Statement of Financial Accounting Standards No. 123(R) (SFAS No. 123(R)). In accordance with SEC rules, these amounts exclude estimates of forfeitures in the case of awards with service-based vesting conditions. Stock and option awards are valued in accordance with SFAS No. 123(R). Stock awards are valued based on the closing price of our common stock on the New York Stock Exchange on the grant date. The underlying valuation assumptions are disclosed in Note H to our audited financial statements filed with our Annual Report on Form 10-K for fiscal 2009. The Stock Awards amount for fiscal 2009 excludes the impact of 31,876 share awards forfeited by Mr. Barron in connection with his retirement and 34,467 share awards forfeited by Mr. Tripathy in connection with his resignation. The Option Awards amount for fiscal 2009 for Mr. Tripathy includes compensation cost relating to 45,670 options that will not vest and were forfeited as a result of his resignation.

(6)	Reflects the total amounts earned under the MIP and LRPIP during fiscal 2009. Amounts earned were paid to participants in April 2009 following the Executive Compensation Committee’s certification of performance results under the plans. In fiscal 2009, our named executive officers earned the following amounts under the MIP: Ms. Meyrowitz ($1,095,803), Mr. Campbell ($244,500), Mr. Herrman ($352,345), Mr. Barron ($307,263), Mr. Naylor ($297,125) and Mr. Tripathy ($214,623). Our named executive officers earned the following amounts under the LRPIP cycles ending in fiscal 2009: Ms. Meyrowitz ($1,162,590), Mr. Campbell ($681,700), Mr. Herrman ($739,830), Mr. Barron ($739,830), Mr. Naylor ($739,830) and Mr. Tripathy ($275,250).

(7)	Amounts reflect the change in the actuarial present value of accumulated benefit obligations under our broad-based retirement plan and our SERP. Our named executive officers did not receive above-market or preferential earnings on non-tax qualified deferred compensation.

(8)	Perquisites and other personal benefits are valued on an aggregate incremental cost basis. All figures shown below in footnote 9 represent the direct dollar cost incurred by us in providing these perquisites and other personal benefits to our named executive officers.

(9)	The table below shows amounts under All Other Compensation for fiscal 2009:

				Company-
			Employer	Paid
		Financial	Contributions or	Amounts
	Automobile	and Tax	Credits under	for Life
Name	Benefit	Planning	Savings Plans(a)	Insurance

Carol Meyrowitz	$36,594	$1,500	$3,731	$1,215
Donald G. Campbell	$36,594	$1,500	$3,120	$1,215
Ernie L. Herrman	$36,594	$1,500	$3,732	$1,334
Arnold S. Barron	$35,529	$1,500	$3,723	$1,215
Jeffrey G. Naylor	$36,594	$1,500	$12,944	$1,215
Nirmal K. Tripathy(b)	$29,731	$0	$2,418	$1,215

(a)	Amounts reflect matching contributions under our 401(k) plan and, in the case of Mr. Naylor, matching credits under our ESP.

(b)	In addition, Mr. Tripathy received a payment of $104,570 in connection with his resignation.

Total compensation for our named executive officers is composed of base salary, short-term and long-term cash incentives, long-term equity-based incentives, retirement benefits and limited perquisites. During fiscal 2009, each of our named executive officers had an employment agreement that provided for a base salary of not less than the amount of such officer’s base salary as of the effective date of the employment agreement. Our named executive officers were entitled under their employment agreements to participation in our SIP, MIP and LRPIP, and received cash incentives only pursuant to our MIP or LRPIP during fiscal 2009 and, in the case of Mr. Tripathy, the payment made in connection with his separation. Our named executive officers other than Mr. Tripathy also participated in our tax-qualified defined benefit plan; Ms. Meyrowitz, Mr. Campbell and Mr. Barron participated in our primary SERP benefit and Mr. Herrman and Mr. Naylor participated in our alternative SERP benefit. All of our named executive officers were eligible to make deferrals to our 401(k) plan and our ESP, although only Mr. Naylor, Mr. Herrman and Mr. Tripathy were eligible for matching contributions under the ESP and, of these named executive officers, only Mr. Naylor elected to make deferrals to the ESP during fiscal 2009. The employment agreements of our named executive officers entitled them to an automobile benefit and participation in employee benefit and fringe benefit plans and programs made available to executives generally. For our executives, all other compensation items including perquisites comprise a small portion of overall total compensation.

Grants of Plan-Based Awards in Fiscal 2009

The following table reports potential payouts under our incentive plans and all other stock and option awards that were granted during fiscal 2009 to our named executive officers.

								All Other	All Other
								Stock	Option
								Awards:	Awards:		Grant Date
		Estimated Future Payouts			Estimated Future Payouts			Number of	Number of	Exercise or	Fair Value
		Under Non-Equity Incentive			Under Equity Incentive			Shares of	Securities	Base Price	of Stock
Name and	Grant	Plan Awards ($)			Plan Awards (# of Shares)			Stock or	Underlying	of Option	and Option
Award Type	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards(1)	Awards(2)

Carol Meyrowitz
MIP(3)	04/01/08	—	$1,503,366	$3,006,732
LRPIP(4)	04/01/08	—	$1,400,000	$2,100,000
Stock Options	09/08/08				102,630	102,630	102,630		—	$35.03	$1,073,510
Stock Awards	04/01/08				—	25,000	25,000	—			$851,000
	02/02/08				—	35,000	35,000	—			$1,123,500
Donald G. Campbell
MIP(3)(5)	04/01/08	—	$335,437	$670,873
LRPIP(4)(5)	04/01/08	—	$351,000	$526,500
Stock Options	09/08/08				68,430	68,430	68,430		—	$35.03	$715,778
Ernie L. Herrman
MIP(3)	04/01/08	—	$493,361	$986,722
LRPIP(4)	04/01/08	—	$700,000	$1,050,000
Stock Options	09/08/08				68,430	68,430	68,430		—	$35.03	$715,778
Stock Awards	04/01/08				—	12,188	12,188	—			$414,880
Arnold S. Barron
MIP(3)	04/01/08		$421,543	$843,086
LRPIP(4)	04/01/08	—	$700,000	$1,050,000
Stock Options	09/08/08	—			51,330	51,330	51,330		—	$35.03	$536,912
Jeffrey G. Naylor
MIP(3)	04/01/08	—	$407,635	$815,270
LRPIP(4)	04/01/08	—	$700,000	$1,050,000
Stock Options	09/08/08				51,330	51,330	51,330		—	$35.03	$536,912
Stock Awards	04/01/08				—	12,188	12,188	—			$414,880
Nirmal K. Tripathy
MIP(3)	04/01/08	—	$294,447	$588,894
LRPIP(4)	04/01/08	—	$300,000	$450,000
Stock Options	09/08/08				25,670	25,670	25,670		—	$35.03	$268,508
Stock Awards	04/01/08				—	7,800	7,800	—			$265,512

(1)	All option awards were granted with an exercise price equal to the closing price on the New York Stock Exchange on the date of grant.

(2)	Reflects the fair market value of stock and options awards on the grant date. Stock awards are valued based on the closing price of our common stock on the New York Stock Exchange on the grant date. Option awards are valued on the Black-Scholes option pricing model. The underlying valuation assumptions for equity awards are further discussed in Note H to our audited financial statements filed with our Annual Report on Form 10-K for fiscal 2009.

(3)	Reflects MIP award opportunities for fiscal 2009. Actual amounts earned under the fiscal 2009 MIP awards are shown in footnote 6 to the Summary Compensation Table.

(4)	Reflects award opportunities for the LRPIP cycle for fiscal 2009-2011. Mr. Barron and Mr. Campbell forfeited their fiscal 2009-2011 awards upon retirement and Mr. Tripathy forfeited his fiscal 2009-2011 award upon his resignation.

(5)	Reflects reduced-time employment effective September 15, 2008.

A significant portion of each named executive officer’s total compensation is composed of equity-based and cash incentive compensation. Short-term cash incentives are granted under our MIP, and long-term cash incentives are granted under our LRPIP. As discussed in “Compensation Discussion and Analysis,” MIP awards are based on actual performance against targets for aggregate adjusted pre-tax income for our divisions for the fiscal year set by the ECC. The target award for each named executive officer is set as a percentage of base salary; if our performance meets the targeted performance, the named executive officer receives his or her target award. If our performance exceeds the targeted performance, the named executive officer can earn up to a specified maximum (as shown above), but, under the terms of the MIP, not more than two times the target award or $5 million per award for officers whose compensation is subject to the limits on deductibility under Code Section 162(m). If our performance does not meet the targeted performance, the named executives will receive no awards or awards below target, based on the extent to which performance falls below target awards. Similarly, LRPIP awards are based on performance against targets for multi-year cumulative aggregate adjusted pre-tax income for our divisions set by the ECC. Like our MIP, our named executive officers are paid performance awards under the LRPIP only to the extent that multi-year performance targets are achieved. LRPIP participants can earn up to the specified maximum, shown above, but, under the terms of the LRPIP, not more than 150% of the target award or $5 million per award for officers whose compensation is subject to the limits on deductibility under Code Section 162(m).

In fiscal 2009, we granted all equity incentives, including stock options and performance-based restricted stock, under our SIP. Stock options generally have a maximum term of ten years, vest in equal annual installments over three years, upon a change of control and in the event of certain early terminations of employment. In the event a named executive officer’s employment is terminated by reason of death, disability, or retirement at or after age 65 with five or more years of service, vested options generally remain exercisable for five years following termination, unless the option terminates on an earlier date pursuant to its terms. Following a retirement at or after age 65 with ten or more years of service, or a retirement at or after age 60 with twenty or more years of service, vested options generally remain exercisable for five years following termination and unvested options continue to vest for the three year period following retirement on the same basis as if the named executive officer had not retired and will remain exercisable for an extended period, unless the option terminates on an earlier date pursuant to its terms. In the event of any other termination, other than a termination for cause, vested options for our named executive officers generally remain exercisable for six months following termination (or such other period of up to three years as the ECC determines at or after the grant date), unless the option terminates on an earlier date pursuant to its terms. All options, whether or not then vested, are forfeited on a termination for cause.

The restricted stock grants have both service-based and performance-based vesting conditions, except that awards fully vest upon a change of control and for Ms. Meyrowitz in the event of certain early terminations of employment. For performance-based restricted stock granted to our named executive officers in fiscal 2009, the service-based conditions are satisfied by three years of continuous employment (one year for Ms. Meyrowitz), and the performance-based conditions are tied to the corporate performance target under our MIP, in the case of Ms. Meyrowitz, and our LRPIP, in the case of Mr. Naylor, Mr. Herrman and Mr. Tripathy. Our fiscal 2009 grants of equity and non-equity incentive plan compensation reflect our general approach to long-term compensation, with long-term cash incentive awards making up a larger share of our named executive officers’ total compensation relative to stock option incentives.

Outstanding Equity Awards at 2009 Fiscal Year-End

The following table provides information on outstanding option and stock awards for named executive officers as of January 31, 2009:

	Option Awards					Stock Awards
								Equity	Equity
								Incentive	Incentive
			Equity Incentive				Market	Plan Awards:	Plan Awards:
			Plan Awards:			Number of	Value of	Number of	Market or
	Number of	Number of	Number of			Shares or	Shares or	Unearned	Payout Value
	Securities	Securities	Securities			Units of	Units of	Shares,	of Unearned
	Underlying	Underlying	Underlying			Stock That	Stock That	Units or	Shares, Units or
	Unexercised	Unexercised	Unexercised	Option	Option	Have Not	Have Not	Other Rights	Other Rights
	Options	Options	Unearned	Exercise	Expiration	Vested	Vested	That Have	That Have
Name	Exercisable(1)	Unexercisable(1)	Options	Price	Date	(2),(4)	(2),(3)	Not Vested(4)	Not Vested(3)

Carol Meyrowitz	85,000	42,500	0	$27.0000	09/06/16	160,000	$3,107,200
	40,000	80,000		$29.2300	09/10/17
	—	102,630		$35.0300	09/08/18
Donald G. Campbell	24,800	—	0	$19.8500	09/04/12	20,000	$388,400
	225,000	—		$20.1400	09/09/13
	150,000	—		$21.7500	09/08/14
	75,000	—		$21.4300	09/07/15
	56,667	28,333		$27.0000	09/06/16
	26,667	53,333		$29.2300	09/10/17
	—	68,430		$35.0300	09/08/18
Ernie L. Herrman	40,000	—	0	$20.1400	09/09/13	15,938	$309,516	28,126	$546,207
	137,500	—		$21.7500	09/08/14
	75,000	—		$21.4300	09/07/15
	42,500	21,250		$27.0000	09/06/16
	20,000	40,000		$29.2300	09/10/17
	—	68,430		$35.0300	09/08/18
Arnold S. Barron	97,500	—	0	$21.7500	01/31/14	15,938	$309,516	15,938	$309,516
	75,000	—		$21.4300	01/31/14
	42,500	21,250		$27.0000	01/31/14
	20,000	40,000		$29.2300	01/31/14
	—	51,330		$35.0300	01/31/14
Jeffrey G. Naylor	75,000	—	0	$22.8200	02/02/14	15,938	$309,516	28,126	$546,207
	150,000	—		$21.7500	09/08/14
	75,000	—		$21.4300	09/07/15
	42,500	21,250		$27.0000	09/06/16
	20,000	40,000		$29.2300	09/10/17
	—	51,330		$35.0300	09/08/18
Nirmal K. Tripathy	10,000	20,000	0	$29.2300	07/31/09	16,667	$323,673	18,000	$349,560
	—	25,670		$35.0300	07/31/09

(1)	All option awards have a ten-year term and vest in equal annual installments over three years, beginning on the first anniversary of the grant date, and upon a change of control and certain employment terminations. Mr. Barron’s options remain exercisable for the lesser of their original exercise date or five years from his retirement and continue to vest during this period. Mr. Tripathy’s options that were vested on his resignation remain exercisable for six months from his resignation.

(2)	Reflects shares that have been earned but that have not vested.

(3)	Market values reflect the closing price of our common stock on the New York Stock Exchange on January 30, 2009 (the last business day of the fiscal year), which was $19.42 per share.

(4)	The following table shows the scheduled vesting dates for all unvested share awards for our named executive officers as of January 31, 2009:

	Number of
Name	Unvested Shares	Vesting Date

Carol Meyrowitz	100,000	04/07/09
	35,000	04/07/09
	25,000	04/07/09
Donald G. Campbell	20,000	04/07/09
Arnold S. Barron(1)	15,938	09/04/09
	15,938	09/06/10
Ernie L. Herrman	15,938	09/04/09
	15,938	09/06/10
	12,188	09/06/11
Jeffrey G. Naylor	15,938	04/15/09
	15,938	04/15/10
	12,188	04/15/11
Nirmal K. Tripathy(1)	16,667	04/15/09
	10,200	09/06/10
	7,800	09/06/11

(1)	Mr. Barron forfeited his unvested awards upon his retirement on January 31, 2009. Mr. Tripathy forfeited his unvested awards upon his resignation on January 31, 2009.

Option Exercises and Stock Awards Vested during Fiscal 2009

The following table provides information relating to option exercises and stock award vesting of performance-based restricted stock for our named executive officers during fiscal 2009:

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired	Realized	Acquired	Realized
Name	on Exercise	on Exercise(1)	on Vesting	on Vesting(2)

Carol Meyrowitz	225,000	$2,490,750	142,500	$4,850,700
Donald G. Campbell	100,200	$1,261,370	43,750	$1,426,438
Ernie L. Herrman	126,800	$1,718,450	18,750	$638,813
Arnold S. Barron	123,333	$1,639,236	18,750	$638,813
Jeffrey G. Naylor	0	$0	18,750	$575,438
Nirmal K. Tripathy	0	$0	8,333	$255,740

(1)	Represents the stock price on the New York Stock Exchange on exercise date minus the option exercise price multiplied by the number of shares acquired on exercise.

(2)	Represents the stock price on the New York Stock Exchange on vesting date.

Pension Benefits

We have a tax-qualified defined benefit plan, or Retirement Plan, and a non-qualified Supplemental Executive Retirement Plan, or SERP. We do not have a policy of granting extra years of credited service for purposes of these plans. Our Retirement Plan was closed to new participants as of February 1, 2006, although participants employed prior to that date continue to accrue benefits. Consistent with industry practices, we have not offered primary SERP benefits to any new participants in a number of years and do not currently intend to do so in the future, although we continue to offer an alternative SERP benefit.

Under our Retirement Plan, participants accrue a benefit payable as an annuity at retirement or, if vested, on an earlier termination of employment. The amount accrued each year once participation commences after an initial one-year eligibility period, expressed as a life annuity payable commencing at age 65, is 1% of eligible compensation (base salary and MIP awards) up to a periodically adjusted limit ($86,000 in calendar

2008 and $90,000 in calendar 2009) and 1.4% of eligible compensation in excess of that limit. For years of service in excess of 35, the accrual rate is 1% per year of eligible compensation. Compensation in excess of another periodically adjusted limit, currently $245,000, however, is disregarded for these purposes. Benefits under the Retirement Plan vest, in general, after five years of service. A vested participant who retires or whose employment terminates prior to age 65 with at least ten years of service may elect to receive a reduced annuity benefit at retirement or at age 55, if later.

Under our SERP, the primary benefit provides participants a benefit equal to the value of an annuity providing annual payments up to a maximum of 50% of the participant’s final average earnings, less other employer-provided retirement benefits and social security benefits. This benefit, before offsets, accrues at the rate of 2.5% of final average earnings for each year of service not in excess of 20. In determining final average earnings, the SERP includes base salary and MIP, but not LRPIP, and uses the highest average of five years over the preceding ten years. The primary SERP benefit is payable in installments, or in certain other forms of actuarially equivalent value. The alternative benefit provides participants whose regular pension benefits are affected by Internal Revenue Service benefit restrictions with the amount of the benefits lost by reason of those restrictions.

The following table provides information on pension benefits for our named executive officers eligible for these benefits as of January 31, 2009:

		Number of	Present
		Years	Value of	Payments
		Credited	Accumulated	During Last
Name	Plan Name	Service(1)	Benefit(3)	Fiscal Year

Carol Meyrowitz	Retirement Plan	22	$253,781	—
	SERP	20	$6,050,443	—
Donald G. Campbell	Retirement Plan	34	$408,752	—
	SERP	20	$3,133,886	—
Ernie L. Herrman	Retirement Plan	18	$137,922	—
	SERP(2)	18	$284,662	—
Arnold S. Barron	Retirement Plan	28	$528,137	—
	SERP	20	$3,446,162	—
Jeffrey G. Naylor	Retirement Plan	4	$45,509	—
	SERP(2)	4	$148,068	—

(1)	Participants in our Retirement Plan and our alternative SERP benefit program begin to accrue credited service after one year of service with TJX. Participants under our primary SERP benefit began to accrue credited service immediately and are credited with a maximum of 20 years of service. Ms. Meyrowitz, Mr. Campbell, and Mr. Barron are fully vested in their Retirement Plan and primary SERP benefits. Mr. Herrman is fully vested in his Retirement Plan and alternative SERP benefit.

(2)	Mr. Herrman and Mr. Naylor participate in our alternative SERP benefit program.

(3)	The underlying valuation methodology and other material assumptions utilized in calculating the present value of the accumulated pension benefits are disclosed in Note K to our audited financial statements filed with our Annual Report on Form 10-K for fiscal 2009.

Nonqualified Deferred Compensation Plans

We have an Executive Savings Plan, or ESP, which is a nonqualified deferred compensation plan available to key employees. Under the ESP, our named executive officers and other eligible employees can elect to defer up to 20% of base salary and up to 100% of any MIP and LRPIP awards, our directors can elect to defer retainers and meeting fees, and employees not eligible for primary SERP benefits are eligible to receive matching credits. For participants at the Vice President level or higher, we match 25% of the first 10% of their deferred base salary if we meet our annual MIP performance target (and up to a 50% match if those performance targets are exceeded). If we do not meet the target, participants receive only a 10% matching credit (or, after the attainment of age 50, up to a 25% matching credit). Because the required performance target was not met, ESP participants received only this non-performance based matching credit for the 2008 plan year. Matching employer credits are 50% vested after five years of plan participation and are 100% vested after ten years of plan participation or at age 55. Of our named executive officers, only Mr. Naylor, Mr. Herrman and Mr. Tripathy were eligible to receive matching credits if they participated in the ESP. All amounts deferred or credited to a participant’s account under the ESP are notionally invested in mutual funds or other investments, available on the market, specified by the plan administrator. Although not required by the ESP, it is our practice to purchase the investments specified by participants, thus realizing the actual return of the notional investments.

Under the ESP, amounts deferred are generally distributed upon termination of employment, unless the participant has irrevocably elected an earlier distribution date, which may be no earlier than January 1st of the second year following the year of the deferral. Vested employer matching credits are distributed upon death, disability or separation from service after attaining age 55. Distributions are generally made in a lump sum payment; however a participant may irrevocably elect to be paid in annual installments over a period of not more than ten years in the event that their employment terminates after age 55. Amounts vested under the ESP prior to January 1, 2005 (and earnings on those amounts) can be distributed at the participant’s request prior to termination of employment in a lump sum distribution of 85% of the vested account, with the remaining 15% forfeited.

Through December 31, 2007, we offered eligible employees including our named executive officers and directors, the opportunity to participate in the General Deferred Compensation Plan, or GDCP, another nonqualified deferred compensation plan. Under the GDCP, participants could defer all or a portion of base salary and MIP and LRPIP awards and, in the case of directors, retainers and meeting fees and be credited amounts on deferrals based on a rate for Treasury securities that is adjusted annually. For calendar 2008, this rate was 4.58%. No further deferrals were permitted beginning with fiscal 2009 compensation, but previously deferred amounts continue to be credited with interest amounts. GDCP participants who receive a benefit under our Retirement Plan may be eligible to receive a retirement equalization benefit to compensate for the deferral of income. A participant who is already eligible to receive an equalization benefit of the same value under the SERP is not eligible for this benefit.

Amounts deferred under the GDCP on or after January 1, 2005 (and earnings on those amounts) that had not been distributed prior to January 1, 2009 are distributed under the terms of the ESP, as described above. Amounts deferred under the GDCP prior to January 1, 2005 (and earnings on those amounts credited prior to that date) are distributed in a lump sum at termination of service or upon an event or at a date (no later than the tenth anniversary of termination of service) and in a lump sum or in monthly installments as elected by the participant. Upon a change of control, each participant receives the entire amount credited to his deferred account, along with the present value of any retirement equalization benefit in a lump sum payment.

The following table provides information on nonqualified deferred compensation plans for our named executive officers as of January 31, 2009, other than Mr. Tripathy who did not elect to participate in the ESP:

	Executive	Registrant	Aggregate	Aggregate	Aggregate
Name and	Deferrals in	Matching Credits	Earnings in	Withdrawals/	Balance at
Plan Name	Last FY(1)	in Last FY	Last FY(3)	Distributions	Last FYE(4)

Carol Meyrowitz
GDCP	$0	$0	$20,779	$0	$523,437
ESP	$292,115	$0	$2,803	$0	$294,919
Donald G. Campbell
GDCP	$0	$0	$6,560	$0	$165,258
ESP	$118,293	$0	$(306,741)	$0	$1,914,856
Ernie L. Herrman
GDCP	$0	$0	$0	$0	$0
ESP	$0	$0	$1,755	$0	$489,562
Arnold S. Barron
GDCP	$0	$0	$0	$0	$0
ESP	$138,576	$0	$(446,163)		$715,988
Jeffrey G. Naylor
GDCP	$0	$0	$4,965	$0	$125,086
ESP	$145,230	$9,396 (2)	$(158,652)	$0	$286,448

(1)	Also included as Salary or Non-Equity Incentive Plan Compensation in the Summary Compensation Table.

(2)	Also included in All Other Compensation column in the Summary Compensation Table.

(3)	Reflects market-based earnings on amounts deferred by plan participants. In the case of the ESP, it is our practice to purchase the specified investments, thus realizing the actual market returns on the notional investments.

(4)	The aggregate balance includes executive deferrals of income for prior fiscal years. Such deferrals for individuals who were named executive officer for the fiscal years of the deferrals were included as compensation for such individuals in the compensation tables in prior proxy statements.

Potential Payments upon Termination or Change of Control

Each of our named executive officers during fiscal 2009 was a party to an employment agreement providing for payments in connection with such officer’s termination or a change of control. Under these agreements, a qualifying termination entitled the executive to salary continuation for a period from twelve to eighteen months plus payments to defray the cost of continued health care coverage and the continuation of an automobile benefit. In addition, the executive would be entitled to prorated MIP (and/or a full MIP in the case of death or disability) and prorated LRPIP awards based in each case on target award level, plus other amounts (including amounts payable under our other employee benefit plans) that had been earned prior to termination but were unpaid. Termination for cause or a voluntary termination (other than in connection with a forced relocation) would not entitle the executive to these benefits, other than to the payment of certain already accrued and vested amounts. In addition, upon an involuntary termination without cause, or death or disability, Ms. Meyrowitz and Mr. Campbell would have been fully vested in outstanding stock options and would have been relieved of the service condition with respect to unvested stock awards. Each of these agreements also included a non-competition undertaking with a duration equal to the scheduled severance period (or two years in the case of Mr. Herrman and Mr. Barron) and a two-year non-solicitation undertaking (eighteen months in the case of Ms. Meyrowitz). Our obligation to continue to pay benefits ceased if, during such period following termination, the executive violated these agreements. Except for Mr. Campbell and Mr. Barron, termination of the executive’s employment at the end of the employment agreement term was treated as an involuntary termination unless we made an offer of continued employment that satisfies conditions specified in the employment agreement and the executive declined the offer.

Under the employment agreements in effect at fiscal 2009 year end, if a change of control were to have occurred during fiscal 2009, the executive would have received a cash lump sum payment equal to the executive’s maximum LRPIP award under any award cycles not yet completed, plus the executive’s target award and a prorated award under MIP for the year of the change of control, plus full accelerated vesting of stock awards and stock options. If the executive’s employment were to terminate for various reasons, including by us other than for cause, by the executive for good reason (as defined in the agreement), or by reason of death or disability, by the earlier to occur of the last business day of the twenty-four month period following a change of control and the next to last day of the scheduled contract term, instead of the severance benefits described above, the executive would have been entitled to receive a severance payment equal to two times the higher of the executive’s base salary immediately prior to termination or the change of control (offset by any long-term disability benefits), two years of continued medical and life insurance (except to the extent of replacement coverage), and a lump sum payment of two years of automobile benefit. The employment agreements for Mr. Campbell, Mr. Barron and Ms. Meyrowitz also provided for an enhanced benefit to be payable under SERP upon such a termination. We were also obligated to pay the executive a tax gross-up payment to cover certain taxes incurred in connection with a change of control and all legal fees and expenses reasonably incurred by the executive in seeking enforcement of the executive’s contractual rights following a change of control. The agreements include terms designed to comply with the deferred compensation provisions of Section 409A of the Code, including provisions that would delay certain termination-related benefits for six months beyond termination of employment and alternative payment provisions that could apply in connection with a change in control not described in Section 409A.

The events that constitute a change of control under the employment agreements for our named executive officers at fiscal 2009 year end generally consisted of the following, subject to qualifications set forth in those employment agreements: (i) a change of control required to be reported under the Securities Exchange Act of 1934, as amended; (ii) the acquisition of 20% or more of our common stock followed by a change in at least one-fourth of our board of directors; (iii) a proxy solicitation or solicitations followed by a change in at least one-fourth of our board of directors; and (iv) the execution of certain agreements of acquisition, merger or consolidation followed by, if required, shareholder approval of such agreement.

Subsequent to our fiscal year end, we agreed with Ms. Meyrowitz, Mr. Herrman and Mr. Naylor to eliminate their rights to tax gross-up payments for certain taxes that might be incurred in connection with a change of control and to severance benefits upon certain voluntary terminations without good reason following a change of control, and to increase their severance benefits following an involuntary termination without cause or a voluntary termination for good reason to twenty-four months. We also agreed to revisions to the change of control definition to include a change of control required to be reported under the Securities Exchange Act; the acquisition of 20% or more of our common stock followed by a change in at least a majority of our board of directors; a proxy solicitation or solicitations followed by a change in at least a majority of our board of directors; and the execution of certain agreements of acquisition, merger or consolidation followed by consummation of such agreement.

Except with respect to Mr. Tripathy and Mr. Barron, the following table sets forth aggregate estimated payment obligations to each of our named executive officers assuming the triggering events occurred on January 31, 2009, all pursuant to the terms of each executive’s employment agreement as in effect on such date (which do not reflect the changes described above). Pursuant to his separation agreement, Mr. Tripathy’s benefits and payments were established as of January 31, 2009. Mr. Barron’s retirement, effective January 31, 2009, entitled him only to those payments and benefits in which he was vested on the date of termination under our various employee benefit programs, including earned and unpaid amounts under our cash and equity-based award programs. Because the Company’s post-termination obligations to Mr. Tripathy and Mr. Barron were established as of January 31, 2009, the table below reflects that no other amounts would have become payable on such date to these named executives upon death/disability, a change of control, a change of control followed by termination or a termination without cause or voluntary termination with good reason.

Triggering Event /Payments	J. Naylor	D. Campbell	C. Meyrowitz	A. Barron	N. Tripathy(1)	E. Herrman

Death /Disability
Severance	$1,110,000	$435,675	$2,212,500	$0	$0	$1,387,500
MIP and LRPIP	2,144,590	1,710,637	5,161,759	0	0	2,285,535
Acceleration of Unvested Option Awards	0	0	0	0	0	0
Acceleration of Unvested Stock Awards	0	388,400	3,107,200	0	0	0
Medical/Life Insurance	27,244	16,191	36,191	0	0	36,188
Automobile Benefit	53,856	53,856	53,856	0	0	53,856

Total	$3,335,690	$2,604,759	$10,571,506	$0	$0	$3,763,079

Termination without Cause /Voluntary Termination with Good Reason
Severance	$1,110,000	$435,675	$2,212,500	$0	$754,570	$1,387,500
MIP and LRPIP(2)	1,736,955	1,375,200	3,658,393	0	789,873	1,792,175
Acceleration of Unvested Option Awards	0	0	0	0	0	0
Acceleration of Unvested Stock Awards	0	388,400	3,107,200	0	0	0
Medical/Life Insurance	27,244	16,191	36,191	0	18,162	36,188
Automobile Benefit	53,856	53,856	53,856	0	29,170	53,856

Total	$2,928,055	$2,269,322	$9,068,140	$0	$1,591,775	$3,269,719

Change of Control
MIP and LRPIP	$3,655,100	$2,626,074	$8,369,322	$0	$0	$3,826,550
Acceleration of Unvested Option Awards	0	0	0	0	0	0
Acceleration of Unvested Stock Awards	855,723	388,400	3,107,200	0	0	855,723
Tax Gross-up	0	0	0	0	0	0

Total	$4,510,823	$3,014,474	$11,476,522	$0	$0	$4,682,273

Change of Control followed by Termination
Severance	$1,480,000	$580,900	$2,950,000	$0	$0	$1,850,000
MIP and LRPIP	3,655,100	2,626,074	8,369,322	0	0	3,826,550
SERP Enhancement	0	0	0	0	0	0
Acceleration of Unvested Option Awards	0	0	0	0	0	0
Acceleration of Unvested Stock Awards	855,723	388,400	3,107,200	0	0	855,723
Medical/Life Insurance	24,332	15,534	31,454	0	0	31,452
Automobile Benefit	64,407	64,407	64,407	0	0	64,407
Tax Gross-up	2,129,102	0	0	0	0	0

Total	$8,208,663	$3,675,315	$14,522,383	$0	$0	$6,628,131

(1)	Although Mr. Tripathy resigned, he was entitled to benefits under his separation agreement as if he had been terminated without cause with certain modifications.

(2)	Executives are entitled to earned MIP and LRPIP as a result of being employed for the entire fiscal year and not as severance.

We used the following assumptions to calculate these payments:

•	We assumed in each case that termination is not for cause, the executive does not violate his or her non-competition or non-solicitation agreements with us following termination, the executive does not receive medical or life insurance coverage from another employer within the relevant severance periods, and the executive does not incur legal fees requiring reimbursement from us. We also assume that any change of control is a “change in control event” under Section 409A.

•	In the case of disability or incapacity, we assumed that the executive is not entitled to payment under our long-term disability plan. If for any period an executive receives compensation under a TJX long-term disability plan and severance payments under his or her employment agreement, the executive would be obligated to reimburse us for any aggregate amount in excess of the severance amount listed in the table above, unless such reimbursement would result in reducing the executive’s combined benefit below the level of long-term disability compensation to which he or she is entitled under our long-term disability plan or plans.

•	We valued restricted stock and stock options using the closing price of our common stock on the New York Stock Exchange on January 30, 2009, the last business day of the fiscal year, which was $19.42 per share.

•	We included the full value of all accelerated stock awards ($19.42 per share) and the spread value ($19.42 per share minus the option exercise price, or zero value if the exercise price is greater than $19.42) for all stock options that are accelerated upon a termination of employment (including by reason of death or disability) or termination of employment and change of control. In the case of a change of control (with or without a termination), we assumed that all such awards would be cashed out at closing. See the table titled “Outstanding Equity Awards at 2009 Fiscal Year-End” for information regarding unvested stock and options awards.

•	We used the same assumptions for health care benefits that we used for our financial reporting under generally accepted accounting principles.

•	We assumed that upon a termination without cause (or a voluntary termination with good reason), the executive would receive the actual MIP award for fiscal 2009, plus the prorated target award for each open LRPIP cycle based on the number of months of the cycle completed as of January 31, 2009 over 36 and the actual LRPIP payment due for any LRPIP cycle ending on the last day of fiscal 2009. We assumed that upon a change of control (with or without a termination), the executive would receive two times his or her target MIP award for fiscal 2009 and the maximum award for each open LRPIP cycle and the actual LRPIP payment due for any LRPIP cycle ending on the last day of fiscal 2009.

•	We included the estimated present value of enhanced benefits payable under our SERP in the case of a termination following a change of control.

•	We included estimated tax gross-up payments for change-of-control excise and other taxes in the case of a change of control (both with and without a termination). For purposes of calculating the estimated tax gross-up payments, we assumed that all outstanding in-the-money stock options are cashed out at their spread value ($19.42 per share minus the option exercise price) and that any out-of-the-money stock options are cashed out at zero value. We further assumed that any stock awards are cashed out at full value, except that only a portion of the value of any performance-based stock award with a performance period ending on January 31, 2009 is taken into account for purposes of calculating the present value of the parachute payment attributable to an executive’s equity acceleration. Finally, these figures assume that none of the parachute payments will be discounted as attributable to reasonable compensation.

Upon a termination or a termination and a change of control, other than the estimated present value of enhanced benefits payable under our SERP, which value is reflected in the table above, our named executive officers, like other participants in our Retirement Plan, ESP and GDCP, are eligible for the benefits described in the sections titled “Pension Benefits” and “Nonqualified Deferred Compensation Plans” and would be entitled to benefits under those plans in accordance with their terms.

Under the employment agreements for each of our named executive officers at fiscal 2009 year end, the executive was generally subject to non-solicitation and non-competition undertakings described above. Upon a change of control, those employment agreements provide that the executive is no longer subject to the non-competition undertaking, but the non-solicitation undertaking remains in effect.

Compensation of Directors

For fiscal 2009, we paid all of our non-employee directors as follows:

•	Annual retainer of $50,000 for each director.

•	Additional annual retainer of $10,000 for each Committee chair.

•	Additional annual retainer of $70,000 for the Lead Director.

•	Fee of $1,500 for each Board meeting attended.

•	Fee of $2,000 for each Committee meeting attended as a Committee member or $2,500 for each Committee meeting attended as Committee chair.

•	Two annual deferred stock awards, each representing shares of our common stock valued at $50,000.

Directors are not paid fees for attendance at Board and committee meetings that are short in duration. The Executive Committee does not receive the committee-specific compensation. Directors are reimbursed for customary expenses for attending Board and committee meetings. The deferred stock awards (and deferred dividends on those awards) are granted under our SIP. One of the deferred stock awards vests immediately and is payable with accumulated dividends in stock at the earlier of separation from service as a director or change of control. The second award vests based on service as a director until the annual meeting next following the award and is payable with accumulated dividends in stock upon vesting or, if an irrevocable advance election is made, at the same time as the first award. In the event that a non-employee director separates from service as a director prior to vesting in the second award, such award will be forfeited.

Our non-employee directors were eligible to defer their retainers and fees under the ESP, in which they are notionally invested in mutual funds or other investments, available on the market, specified by the plan administrator. Participating non-employee directors may select a distribution date earlier than retirement from the Board, but no earlier than January 1st of the second year following the year of the deferral. Prior to January 1, 2008, our non-employee directors were eligible to defer their retainers and fees in our GDCP, under which amounts deferred continue to earn interest at a periodically adjusted market-based rate. Amounts deferred under the GDCP on or after January 1, 2005 that had not been distributed prior to January 1, 2009 are distributed under the terms of the ESP, as described above. Amounts deferred under the GDCP prior to January 1, 2005 are paid at retirement from the Board. Our employee directors are not paid additional compensation for their service as directors. We do not provide retirement or insurance benefits for our non-employee directors.

The following table provides information concerning compensation for our non-employee directors and for Mr. Cammarata, our Chairman who is an executive officer of TJX, during fiscal 2009.

					Change in
					Pension Value and
					Non-Qualified
	Fees Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
Name	In Cash	Awards(1),(4)	Awards(1),(4)	Compensation	Earnings(3)	Compensation	Total

José B. Alvarez	$96,750	$100,315	—			—	$197,065
Alan M. Bennett	$85,750	$100,315	—			—	$186,065
David A. Brandon	$112,250	$104,774	—			—	$217,024
Bernard Cammarata(2)	$509,616	—				$39,087	$548,703
David T. Ching	$105,750	$101,336	—			—	$207,086
Michael F. Hines	$117,734	$101,336	—			—	$219,070
Amy B. Lane	$119,750	$103,348	—			—	$223,098
John F. O’Brien	$159,750	$106,757	—			—	$266,507
Robert F. Shapiro	$114,266	$109,566	—			—	$223,832
Willow B. Shire	$112,250	$106,202	—			—	$218,452
Fletcher H. Wiley	$107,500	$109,367	—			—	$216,867

(1)	Reflects the amounts recognized for financial statement reporting purposes for fiscal 2009 in accordance with SFAS No. 123(R). In accordance with SEC rules, these amounts exclude estimates of forfeitures in the case of awards with service-based vesting conditions. There were no stock option awards in fiscal year 2009. Stock awards are valued in accordance with SFAS No. 123(R). Stock awards are valued on the closing price of our common stock on the New York Stock Exchange on the grant date. The underlying valuation assumptions for equity awards are further disclosed in footnote H to our audited financial statements filed with our Annual Report on Form 10-K for fiscal 2009. The grant date fair value for the two deferred stock awards granted to our non-employee directors in fiscal 2009 was $50,000 per award.

(2)	Reflects compensation as an executive officer: base salary as Chairman of $509,616, automobile benefit of $35,529, and matching contribution under 401(k) plan of $3,558. Fiscal 2009 was a 53 week year.

(3)	The actuarial present value of Mr. Cammarata’s accumulated benefit obligations decreased by $9,331 in fiscal 2009. Our directors did not receive above-market or preferential earnings on non-tax qualified deferred compensation.

(4)	The following table shows the number of outstanding shares of deferred stock awards and the number of outstanding shares underlying option awards for our directors as of January 31, 2009 other than Ms. Meyrowitz, whose outstanding equity awards are shown with the named executive officers above:

	Outstanding	Outstanding
Name	Stock Awards	Option Awards(a)

José B. Alvarez	5,646	0
Alan M. Bennett	5,646	0
David A. Brandon	15,833	0
Bernard Cammarata	0	450,000
David T. Ching	6,679	0
Michael F. Hines	6,679	0
Amy B. Lane	10,257	7,956
John F. O’Brien	19,334	68,000
Robert F. Shapiro	28,592	0
Willow B. Shire	17,857	68,000
Fletcher H. Wiley	28,064	36,000

(a)	All options for Board service were granted with an exercise price equal to the closing price on the New York Stock Exchange on the date of grant, had a ten-year term, vested after one year or upon a change of control, and remain exercisable for the term of the option or up to five years after cessation of Board service. Such options terminate upon death, except that upon death within the last year of such five-year period, options remain exercisable for one year following death. Stock option grants for non-employee directors were eliminated in June 2006. Mr. Cammarata’s option awards were granted to him as an executive officer and had an exercise price equal to the closing price on the New York Stock Exchange on the date of grant, had a ten-year term, and vested in equal annual installments over three years, beginning on the anniversary of the grant date, and upon a change of control and some employment terminations.

PROPOSAL 2

APPROVAL OF AMENDMENTS TO AND PERFORMANCE TERMS OF
THE STOCK INCENTIVE PLAN

The Board of Directors believes that equity incentives are important in motivating key associate performance. We have used stock options and other stock-based awards as part of our overall compensation programs for many years to align the interests of our key associates and directors with those of stockholders and to enable us to hire and retain highly-qualified associates and directors. No further awards can be made under our Stock Incentive Plan, referred to as the SIP, after June 2009. On April 7, 2009, the ECC approved an amended and restated SIP; amendments increasing the number of shares available for awards, limiting shares issuable for some types of awards, increasing the maximum value of the annual deferred stock awards for non-employee directors and extending the term of the SIP are subject to stockholder approval. On the same date, the ECC re-approved the performance goals for performance-based awards under the SIP to enable the continued use of tax-efficient stock-based incentive awards. Stockholder approval is also sought for these performance goals and for related material terms, including the SIP’s provisions relating to eligibility for performance awards and its per-individual limits relative to such awards.

The Board of Directors believes that the following provisions of the amended SIP promote the interests of stockholders consistent with principles of good corporate governance:

•	Independent Committee. The SIP will continue to be administered by the ECC, which is composed entirely of independent directors who meet the current NYSE and the Company’s higher standards for independence and who meet the definition of “outside directors” for purposes of the performance-based compensation exemption under Code Section 162(m).

•	Plan Limits on Dilution. The number of shares that will be available for future awards will be the sum of (i) 28 million shares plus (ii) any shares subject to outstanding awards as of January 31, 2009 that are forfeited, expired or satisfied without the issuance of shares. Shares available for future awards will be reduced on a one-for-one basis in the case of awards of stock options or stock appreciation rights or SARs, and on a 1.13-for-one basis in the case of other awards. As of January 31, 2009 we had approximately 413 million shares of our common stock outstanding.

•	Aggressive Stock Repurchase Program. Our Board recognizes that equity incentives, while important to motivate key associates and remain competitive, also represent potential dilution. Our aggressive stock repurchase programs have had the effect of significantly reducing the number of shares of our stock outstanding in the market. We repurchased 23,958,479 shares during fiscal 2009, 79,243,370 shares in the past three fiscal years and 130,276,346 shares in the past five fiscal years, significantly more than the number of shares for which we granted awards under the SIP during those periods.

•	Limits on Awards. The maximum number of shares that we could issue upon the exercise of stock options is 27,500,000, and the maximum number of shares that we could issue upon the exercise of incentive stock options (ISOs) is 27,500,000 less the number of shares issued on exercise of non-

qualified stock options (NSOs). The number of shares subject to each of the stock options or SARs granted to any participant in any three-year period may not exceed 8,000,000.

•	No Discounted Stock Options or SARs. All stock option and SAR awards must have an exercise or strike price that is not less than the fair market value of the underlying common stock on the date of grant.

•	Limits on Vesting of Restricted Stock. Restricted Stock and all awards other than stock options and SARs may not vest more rapidly than in one-third installments over three years unless vesting is subject to the attainment of performance goals or for other limited exceptions.

•	No Repricing. The SIP prohibits, without stockholder approval, any repricing requiring stockholder approval under applicable NYSE rules.

•	Performance-Based Awards. The SIP provides for the grant of performance-based awards intended to qualify for the exemption from the deduction limitations of Section 162(m) of the Code.

•	Maximum Term. No awards will be permitted to be made under the SIP after June 2, 2019, extending the current term by ten years.

Proposed Amendments to the SIP

Stockholders are being asked to approve the following amendments to the SIP:

•	An additional 15,590,495 shares will be available for issuance pursuant to the SIP. For each share issued under a future award that is not a stock option or a SAR, the maximum number of shares remaining available under the SIP will be reduced by 1.13 shares (currently 2.2 shares). For each share of stock issued under a stock option or a SAR, the maximum number of shares remaining available under the SIP will be reduced by one share.

•	The number of shares issuable upon the exercise of NSOs is limited to 27,500,000 shares, and the number of shares issuable upon the exercise of ISOs is limited to 27,500,000 shares less the number of shares issued upon the exercise of NSOs. Although the SIP permits us to grant ISOs, we have not previously done so.

•	Each non-employee director who is elected at our annual shareholder meeting will be awarded two deferred stock awards, each having a value of $100,000 or such lesser dollar amount as the Board of Directors may determine. Although this amendment would increase the maximum value of the annual deferred stock awards that could be granted to our non-employee directors, the Board currently intends to maintain the value of these awards at $50,000 each.

•	The term during which awards can be granted under the SIP will be extended to June 2, 2019 from June 30, 2009.

The addition of 15,590,495 shares to the SIP will provide a sufficient number of shares to enable TJX to continue to make awards for several years. As of January 31, 2009, there were 12,409,505 shares available for future awards under the SIP, 31,772,628 shares subject to outstanding stock options, 442,258 shares of restricted stock awards outstanding that have not yet vested, 128,983 shares of deferred stock awards to non-employee directors that have vested but not yet been issued and 15,605 shares of deferred stock awards to non-employee directors that have not yet vested. On January 30, 2009 (the last business day of the fiscal year), the closing price of TJX’s common stock on the New York Stock Exchange Composite Transactions tape was $19.42.

Shareholders are also being asked to approve the performance goals and other material terms for performance-based awards under the SIP, which are described below under “Performance Awards.” Accordingly, our ability to continue to grant performance-based stock awards under the SIP that would qualify for the exemption from the deduction limitations of Section 162(m) of the Code would be extended through the first annual meeting of the Company’s shareholders that occurs in 2014.

Summary of the SIP

The SIP permits the granting of a variety of stock and stock-based awards. The SIP is presently administered by the ECC. Only common stock may be issued under the SIP.

Officers and other key employees of TJX or its subsidiaries who are selected by the ECC are eligible to participate in the SIP. Non-employee directors of TJX, including directors who are former employees of TJX, are also eligible for awards. As of January 31, 2009, we have approximately 6,000 key employees; the ECC currently considers approximately 2,760 persons as eligible to receive awards under the SIP. The SIP limits the maximum term of awards to ten years. If the amendments described above are approved, the date after which no additional awards could be made under the SIP would be June 2, 2019. The total number of shares issuable under the SIP is not reduced by awards and shares which are forfeited, reacquired by TJX or satisfied by a cash payment or otherwise without any common stock being issued.

Stock Options.  The ECC may grant ISOs and NSOs. Persons who are not employees of TJX or a subsidiary are not eligible to receive grants of ISOs. ISOs are non-transferable except at death; NSOs are non-transferable except at death or as provided by the ECC. The ECC expects to limit any such approved transfers to gratuitous transfers (i.e., transfers not for value). The ECC may provide that upon exercise of an option the participant will receive shares free from restrictions or instead will receive shares subject to restrictions, as described below. The ECC determines the exercise price of each option, but the exercise price may not be less than 100% of the fair market value of TJX’s common stock on the date of the grant of the option.

The ECC determines the term of each option, which may not exceed ten years from the date of grant, and the time or times each option may be exercised. The ECC may accelerate the exercisability of options at any time. In general, unvested options terminate on termination of employment, and vested options terminate three months following termination of employment or the earlier terms of the options. However, options that were exercisable immediately prior to termination of employment due to normal retirement (at or after age 65 with five years of service), disability or death generally may be exercised for five years following termination or the earlier terms of the options. In addition, options held by persons employed with TJX for at least 20 years who were age 60 or older at retirement or by persons employed by TJX for at least 10 years who were age 65 or older at retirement generally continue to vest for three years following retirement on the same basis as if such persons were still employed, and, once vested, will remain exercisable during the five year period following retirement or until the earlier terms of the options. Upon death during the last year of such post-retirement or post-disability exercise periods, in general, the exercise period is extended to one year following death. If a person’s employment is terminated for cause, his or her options cease to be exercisable.

Holders of options granted under the SIP may pay the full exercise price and any taxes required to be withheld in connection with the exercise by any instrument that the ECC has decided is an acceptable method of payment, or by cashless exercise through a broker. In addition, the ECC may permit holders of options granted under the SIP to pay the exercise price and any applicable withholding taxes by delivering shares of unrestricted common stock, valued at their fair market value on the exercise date at an amount equal to the exercise price of the option plus the applicable withholding amount. If so requested by an option holder in connection with the exercise of his or her option, the ECC may, in its discretion, also pay the option holder the spread in his or her option rather than requiring that the option holder tender the exercise price and receive the full number of shares subject to the option. In addition, the holder of an in-the-money stock option that remains unexercised on the date of expiration will be deemed to have requested a payment of the spread in his or her option, which payment shall be made by the ECC in the form of shares of stock.

No Option Repricing.  Under the SIP, any repricing requiring stockholder approval under applicable NYSE rules may not be accomplished without the required stockholder approval.

Individual Limit on Option Awards.  The SIP limits the number of shares subject to options that can be granted to any participant during any consecutive three-year period commencing after the date of the amendment to 8,000,000 shares.

Stock Appreciation Rights or SARs.  The SIP authorizes the grant of SARs, either alone or in tandem with options. A SAR gives the holder the right upon exercise to receive cash or stock, as the ECC determines, based on appreciation in the value of the stock over the fair market value of the stock at the time of grant or, if granted in tandem with an option, over the exercise price of the option. The SIP limits the number of shares subject to SARs that can be granted to any participant during any consecutive three-year period commencing after the date of the amendment to 8,000,000 shares.

Other Stock-Based Awards.  The SIP authorizes the ECC to award shares of restricted stock, which are non-transferable shares of common stock subject to restrictions. The ECC may accelerate the vesting of restricted stock at any time. Except as provided in the award and taking into account any accelerated vesting upon termination, if the employment of a participant holding shares of restricted stock is terminated for any reason (including death) prior to the lapse or waiver of the restrictions on his or her restricted stock, we may repurchase the shares for the price paid for the shares, if any, or require the participant to forfeit the shares.

The ECC may also grant unrestricted stock, stock deliverable on a deferred basis, and other awards of, or based on, common stock, subject to such terms and conditions as the ECC may determine. A recipient of any of these awards, including a restricted stock award, will have the rights of a stockholder only as to shares (including restricted shares) actually delivered under the award.

Non-employee Director Awards.  The SIP provides for the award of deferred stock awards, which are unfunded and unsecured promises to deliver shares of stock at a future date, to non-employee directors. Under the SIP, on the date of each annual shareholder meeting, each non-employee director who is elected a director at such meeting will be awarded two deferred stock awards, each having a value of $100,000 or such lesser dollar amount as the Board of Directors may determine. The Board currently intends to maintain the value of these awards at $50,000 each. In the event that a non-employee director is first elected a director on a date other than TJX’s annual shareholder meeting, the two awards are made on that date and are prorated based on the number of days remaining until the next scheduled annual meeting. The first of the deferred stock awards vests immediately and is payable with accumulated dividends in stock at the earlier of separation from service as a director or change of control. The second award vests based on service as a director until the annual meeting next following the award and is payable with accumulated dividends in stock upon vesting or, if an irrevocable advance election is made, at the same time as the first award. If a non-employee director separates from service as a director prior to vesting in the second award, such award will be forfeited.

Performance Awards.  The ECC may grant non-transferable performance awards consisting of cash, shares of TJX’s common stock or a combination of cash and shares. The ECC determines the conditions to which the performance awards are subject, such as the achievement of specified performance goals over a fixed period of time. The ECC may grant performance awards by themselves or in connection with stock options or other awards under the SIP. Persons eligible for performance awards are those persons described above as eligible to participate in the SIP generally under “Summary of the SIP”.

Under the SIP, the ECC may not grant performance awards to any participant during any three-year period of more than 8,000,000 shares of common stock. The SIP also requires that awards intended to qualify for the Code Section 162(m) exemption be based on attainment of performance goals established by the ECC, which must be based on any one or more of the following performance criteria: sales, revenues, assets, or expenses; earnings, income or margins, before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or aggregate or per share basis; return on investment, capital, assets, sales or revenues; and stock price; in each case with such inclusions thereto or exclusions therefrom as the ECC may determine in a manner consistent with Section 162(m) of the Code. In determining whether a performance goal based on one or more of these criteria has been satisfied for any period, any extraordinary item, change in generally accepted accounting principles, or change in law (including regulations) that would affect the determination as to whether such performance goal had been achieved will automatically be disregarded or taken into account, whichever would cause such performance goal to be more likely to be achieved, and to the extent consistent with the Code Section 162(m) exemption the ECC may provide for other objectively determinable and non-discretionary adjustments, in each case with such inclusions thereto or exclusions therefrom as the ECC may determine in a manner consistent with Section 162(m) of the Code. The ECC may reduce or eliminate a performance award (including, without limitation, by restricting vesting under any such award) that would otherwise be deemed to have been earned.

Dividends and Deferrals.  Except as may otherwise be determined by the ECC, the right to payment of dividends paid on awards under the SIP and amounts equal to dividends which would have been paid if shares subject to an award had been outstanding is treated as unvested so long as the related awards remain unvested. Any dividend and dividend equivalent amounts related to an award under the SIP are accumulated and paid to participants, if at all, on or within 30 days following the date such award vests. The ECC may permit participants to make elections to defer the receipt of benefits under the SIP. The ECC may also provide for the accrual of interest or dividends on amounts deferred under the SIP on such terms as the ECC may determine.

Adjustments.  The ECC is required to make appropriate adjustments in connection with outstanding awards to reflect stock dividends, stock splits and similar events and extraordinary dividends, distributions or restructurings. The number of shares available under the SIP and share limits are similarly subject to adjustment. In the event of a merger, liquidation or similar event, the ECC in its discretion may provide for conversions, replacements or adjustments or may accelerate or, upon payment or other consideration for the vested portion of any awards as the ECC deems equitable in the circumstances, terminate such awards (subject to the provisions described under “Change of Control” below).

Amendment and Termination.  The Board of Directors or the ECC may at any time amend or discontinue the SIP, and the ECC may at any time amend or cancel awards for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may materially adversely affect any rights under outstanding awards without the holder’s consent. The SIP requires stockholder approval for amendments that would result in a reduction in the exercise price of options or that would jeopardize the qualification of an award intended to qualify (and to continue to qualify) as an incentive stock option or as exempt performance-based compensation under Section 162(m) of the Code.

Change of Control.  The SIP provides that, in the event of a change of control of TJX, unless otherwise expressly provided at the time of grant, all stock options will become immediately exercisable and restrictions and conditions on other awards, including conditions on the vesting of shares and the exchange or conversion of securities for common stock, will automatically be deemed satisfied. In addition, at any time prior to or after a change of control, the ECC may accelerate awards and waive conditions and restrictions on any awards to the extent it may determine to be appropriate.

Federal Tax Effects

The following is a summary of some of the federal income tax consequences of the issuance and receipt of options under the SIP under current federal tax laws.

ISOs.  In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With some exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to TJX) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which TJX is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which TJX is not entitled to a deduction.

NSOs.  In general, in the case of an NSO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is available to TJX. Upon a subsequent sale or exchange of the shares, any recognized gain or loss is treated as a capital gain or loss for which TJX is not entitled to a deduction.

In general, an ISO that is exercised more than three months after termination of employment (other than termination by reason of death) is treated as an NSO. ISOs are also treated as NSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

Stock options, SARs and performance-based awards under the SIP are intended to be eligible for the performance-based compensation exemption under Section 162(m) of the Code.

Under the Code, the vesting or accelerated exercisability of options and other awards in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards, may be subject to an additional 20% federal tax and may be non-deductible to the corporation.

SIP Benefits

The ECC has full discretion to determine the number and amount of awards to be granted to employees under the SIP, subject to the three-year limitation on the total number of awards that may be granted to any employee and other limits under the SIP. Therefore, the future benefits or amounts that would be received by the executive officers and the groups named in the table below under the SIP are not determinable at this time. The following table shows the awards that were granted to such executive officers and groups under the SIP during TJX’s 2009 fiscal year.

	Restricted
	Stock Awards	Stock Options
Name and Position	(# of Shares)	(# of Shares)

Carol Meyrowitz	60,000	102,630
President and Chief Executive Officer
Donald G. Campbell	0	68,430
Vice Chairman
Arnold S. Barron	0	51,330
Senior Executive Vice President, Group President
Ernie L. Herrman	12,188	68,430
Senior Executive Vice President, Group President
Jeffrey G. Naylor	12,188	51,330
Senior Executive Vice President, Chief Administrative and Business Development Officer
Nirmal K. Tripathy	7,800	25,670
Executive Vice President, Chief Financial Officer
Executive Officer Group	109,076	449,960
Non-Executive Director Group	0	0
Non-Executive Officer Employee Group	63,465	4,749,420

Your Board of Directors unanimously recommends a vote FOR Proposal 2, Approval of Amendments to and Performance Terms of the Stock Incentive Plan.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2010. We are asking stockholders to ratify this appointment. Representatives of PwC will attend the 2009 Annual Meeting, where they will have the opportunity to make a statement if they wish to do so and will be available to answer questions from the stockholders.

Your Board of Directors unanimously recommends a vote FOR Proposal 3, Ratification of Appointment of Independent Registered Public Accounting Firm.

VOTING REQUIREMENTS AND PROXIES

The nominees receiving a majority of votes properly cast at the meeting will be elected directors. Under our Corporate Governance Principles, any nominee for director must provide the Secretary of the Company an irrevocable contingent resignation prior to the distribution of proxy solicitation materials for the meeting at which such director is expected to be nominated to stand for election. Such resignation will be effective only if such director fails to receive a majority of the votes cast in an uncontested election, as provided in the by-laws, and the Board accepts such resignation. All other proposals require the approval of the majority of votes properly cast.

If you vote your shares by mail, telephone or Internet, your shares will be voted in accordance with your directions. If you do not indicate specific choices when you vote by mail, telephone or Internet, your shares will be voted for the election of the director nominees, for approval of amendments to and performance terms of the Stock Incentive Plan, and for the ratification of the appointment of the independent registered public accounting firm. The persons named as proxies will also be able to vote your shares at postponed or adjourned meetings. If any nominee should become unavailable, your shares will be voted for another nominee selected by the Board or for only the remaining nominees. Brokers are not permitted to vote your shares with respect to approval of amendments to and performance terms of the Stock Incentive Plan without instructions from you. If your shares are held in the name of a broker or nominee and you do not instruct the broker or nominee how to vote with respect to the approval of amendments to and performance terms of the Stock Incentive Plan or if you abstain or withhold authority to vote on any matter, your shares will not be counted as having been voted on that matter, but will be counted as in attendance at the meeting for purposes of a quorum.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

A stockholder who intends to present a proposal at the 2010 Annual Meeting of Stockholders and who wishes the proposal to be included in the proxy materials for that meeting must submit the proposal in writing to us so that we receive it no later than December 28, 2009.

A stockholder who intends to present a proposal at the 2010 Annual Meeting of Stockholders but does not wish the proposal to be included in the proxy materials for that meeting must provide notice of the proposal to us not later than March 4, 2010. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Our by-laws describe the requirements for submitting proposals at the Annual Meeting. A stockholder who wishes to nominate a director at the 2010 Annual Meeting must notify us in writing no earlier than February 2, 2010 and no later than March 4, 2010. The notice must be given in the manner and must include the information and representations required by our by-laws.

OTHER MATTERS

At the time of mailing of this proxy, we do not know of any other matter that may come before the Annual Meeting and do not intend to present any other matter. However, if any other matters properly come before the meeting or any adjournment, the persons named as proxies will have discretionary authority to vote the shares represented by the proxies in accordance with their own judgment, including the authority to vote to adjourn the meeting.

We will bear the cost of solicitation of proxies. We have retained Morrow & Co., Inc. to assist in soliciting proxies by mail, telephone and personal interview for a fee of $10,000, plus expenses. Our officers and employees may also assist in soliciting proxies in those manners.

Appendix A
THE TJX COMPANIES, INC.
STOCK INCENTIVE PLAN
(2009 Restatement)

THE TJX COMPANIES, INC.
STOCK INCENTIVE PLAN
(2009 Restatement)
SECTION 1. NAME; EFFECTIVE DATE; GENERAL PURPOSE
     The name of the plan is The TJX Companies, Inc. Stock Incentive Plan (the “Plan”). The Plan is an amendment and restatement of The TJX Companies, Inc. Stock Incentive Plan as most recently previously amended in 2006. The provisions of the Plan as herein amended and restated shall apply to Awards made after January 31, 2009 (the “Adoption Date”), except that the definition of “Change of Control” as set forth herein shall apply to all Awards outstanding on the Adoption Date and the clarifications and related rules set forth herein that are related to Section 409A of the Code shall apply effective as of January 1, 2008.
     The purpose of the Plan is to secure for The TJX Companies, Inc. (the “Company”) and its stockholders the benefit of the incentives inherent in stock ownership and the receipt of incentive awards by selected key employees and directors of the Company and its Subsidiaries who contribute to and will be responsible for its continued long term growth. The Plan is intended to motivate such individuals to enhance the long-term value of the Company by providing an opportunity for capital appreciation and to recognize services that contribute materially to the success of the Company. Capitalized terms used in the Plan shall have the meaning set forth in Section 14.
SECTION 2. PLAN ADMINISTRATION
     The Plan shall be administered by the Executive Compensation Committee of the Board or such other committee of the Board as the Board may from time to time determine (the “Committee”). The Committee shall consist of not fewer than two directors, each of whom is both a Non-Employee Director and an Outside Director. If at any time the Committee shall include one or more members who are not Non-Employee Directors or Outside Directors, a subcommittee consisting solely of two or more individuals who are both Non-Employee Directors and Outside Directors shall constitute the Committee for purposes of the immediately preceding sentence. If at any time no Committee shall be in office, the functions of the Committee shall be exercised by the Board.
     The Committee shall have the power and authority to: grant Awards consistent with the terms of the Plan, including the power and authority to select from among those eligible the persons to whom Awards may from time to time be granted; determine the time or times of grant of any Awards; to determine the number of shares to be covered by any Award; determine the terms and conditions of any Award; adopt such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; interpret the terms and provisions of the Plan and any Award; prescribe such forms and agreements as it deems advisable in connection with any Award; make all determinations it deems advisable for the administration of the Plan; decide all disputes arising in connection with the Plan; and otherwise supervise the administration of the Plan. All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Participants.
SECTION 3. SHARES ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION.
     (a) Shares Issuable. The maximum number of shares of Stock (“Share Limit”) that may be issued under Awards shall be the sum of (i) 28,000,000 plus (ii) the number of shares of Stock subject to Awards outstanding as of the Adoption Date. For the avoidance of doubt, if a New Award is forfeited, expires, or is satisfied without the issuance of Stock, the shares of Stock subject to such New Award shall not be treated as issued for purposes of the preceding sentence. Each share issued under a New Award that is a Stock Option or SAR shall reduce the Share Limit by one (1) share, and each share of Stock issued under any other New Award (unless reacquired by the Company through forfeiture) shall reduce the Share Limit by one and thirteen one-hundredths (1.13) shares. Subject to the Share Limit, no more than 27,500,000 shares of Stock in the aggregate may be issued pursuant to NSOs, and no more than 27,500,000 shares of Stock (less the number of shares issued pursuant to NSOs) in the aggregate may be issued pursuant to the exercise of ISOs. The number of shares of Stock subject to each of Stock Options, SARs and Performance Awards that may be awarded to any Participant during any consecutive three-year period commencing after the Adoption Date shall be limited to 8,000,000 shares each. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company. The Company shall appropriately reserve shares in connection with the grant of Awards to reflect the limitations set forth above.
     (b) Stock Dividends, Mergers, etc. In the event of a stock dividend, stock split, reverse stock split or similar change in capitalization, or extraordinary dividend or distribution or restructuring transaction affecting the Stock, the Committee shall make appropriate adjustments in the number and kind of shares of stock or securities on which Awards may thereafter be granted, including the limits described in Section 3(a) and Section 7(c), and shall make such adjustments in the number and kind of shares remaining subject to outstanding Awards, and the option or purchase price in respect of such shares as it may deem appropriate with a view toward preserving the value of outstanding awards. In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such Awards as it may determine, or accelerate, amend or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Committee deems equitable in the circumstances), subject, however, to the provisions of Section 12.
     (c) Substitute Awards. The Company may grant Awards under the Plan in conversion, replacement or adjustment of outstanding options or other equity-based compensation awards held by employees of another corporation who become employees or Eligible Directors of the Company or a Subsidiary as described in the first sentence of Section 4 as the result of a merger or consolidation of the employing corporation or an affiliate with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of stock of the employing corporation or an affiliate. The Committee may direct that the converted, replacement or adjusted awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances to reflect the transaction. The shares which may be delivered under such substitute Awards shall be in addition to the limitations set forth in Section 3(a) on the number of shares available for issuance under Awards, and such substitute Awards shall not be subject to the per-Participant Award limits described in Section 3(a).
SECTION 4. ELIGIBILITY.
     Participants in the Plan will be (i) such full or part time officers and other key employees of the Company and its Subsidiaries who are selected from time to time by the Committee in its sole discretion, and (ii) Eligible Directors. Persons who are not employees of the Company or a subsidiary (within the meaning of Section 424 of the Code) shall not be eligible to receive grants of ISOs.
SECTION 5. DURATION OF AWARDS; TERM OF PLAN.
     (a) Duration of Awards. Subject to Sections 13(a) and 13(e) below, no Stock Option or SAR may remain exercisable beyond 10 years from the grant date, and no other Award shall have a vesting or restriction period that extends beyond 10 years from the grant date, except that deferrals elected by Participants of the receipt of Stock or other benefits under the Plan may extend beyond such date.
     (b) Latest Grant Date. No Award shall be granted after June 2, 2019, but then outstanding Awards may extend beyond such date.
SECTION 6. STOCK OPTIONS; SARs.
     Any Stock Option or SAR granted under the Plan shall be in such form as the Committee may from time to time approve. Stock Options granted under the Plan may be either ISOs or NSOs. Any Stock Option that is not expressly designated as an ISO at time of grant shall be deemed to have been expressly designated at time of grant as an NSO. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted to the Committee under the Plan be exercised, so as to disqualify the Plan or, without the consent of the optionee, any ISO under Section 422 of the Code.
     Stock Options granted under the Plan shall be subject to the provisions of Sections 6(a) through Section 6(k) below; SARs shall be subject to the provisions of Section 6(l) below; and Stock Options and SARs shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:
     (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% of Fair Market Value on the date of grant.

     (b) Exercisability. Stock Options shall be exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option.
     (c) Method of Exercise. The person holding a Stock Option may exercise the Stock Option in whole or in part by means of such exercise procedures as the Committee may from time to time establish, each of which shall require, as the Committee determines, delivery to the Committee of the full purchase price plus (as provided in Section 13(d)) any taxes required to be withheld in connection with the exercise, or delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay such purchase price and taxes, for the portion of Stock Option so exercised. If so permitted by the Committee in its discretion and subject to such limitations and restrictions as the Committee may impose, payment in full or in part of the exercise price or payment of withholding taxes (as provided in Section 13(d)) may also be made in the form of shares of Stock not then subject to restrictions under any Company plan. The person holding a Stock Option shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.
     (d) Non-transferability of Options. No ISO (and, except as determined by the Committee, no NSO) shall be transferable by the person to whom such Stock Option was granted otherwise than by will or by the laws of descent and distribution, and all ISOs (and, except as determined by the Committee, all NSOs) shall be exercisable during the lifetime of the person to whom such Stock Options were granted only by such person. Transfers, if any, permitted by the Committee in the case of NSOs shall be limited to gratuitous transfers (transfers not for value). Where an NSO is permitted by the Committee to be transferred, references in the Plan to the “person to whom the Stock Option was granted” and similar terms shall be construed, as the Committee in its discretion deems appropriate, to include any permitted transferee to whom the Stock Option is transferred.
     (e) Termination by Death. If the employment by the Company and its Subsidiaries of a person to whom a Stock Option was granted terminates by reason of death, the Stock Option may thereafter be exercised, to the extent exercisable immediately prior to death (or on such accelerated or other basis as the Committee shall at any time determine), by the legal representative or legatee of the decedent, for a period of five years (or such shorter period as the Committee shall specify at time of grant) from the date of death or until the expiration of the stated term of the option, if earlier.
     (f) Termination by Reason of Disability. If the employment by the Company and its Subsidiaries of a person to whom a Stock Option was granted terminates by reason of Disability, or if such person has been designated an inactive employee by reason of Disability, any Stock Option previously granted to such person may thereafter be exercised to the extent it was exercisable immediately prior to the earlier of such termination or such designation (or on such accelerated or other basis as the Committee shall at any time determine prior to such termination or designation), by the person to whom the Stock Option was granted or, in the event of his or her death following termination, by his or her legal representative or legatee, for a period of five years (or such shorter period as the Committee shall specify at time of grant) from the date of such termination of employment or designation or until the expiration of the stated term of the option, if earlier. Except as otherwise provided by the Committee at the time of grant, the death during the final year of such exercise period of the person to whom such Stock Option was granted shall, if such person still holds such Stock Option, extend such period for one year following death or until the expiration of the stated term of the option, if earlier. The Committee shall have the authority to determine whether a Participant has been terminated or designated an inactive employee by reason of Disability and the date of such termination or designation.
     (g) Termination by Reason of Normal Retirement. If the employment by the Company and its Subsidiaries of a person to whom a Stock Option has been granted terminates by reason of Normal Retirement, the Stock Option may thereafter be exercised to the extent that it was then exercisable immediately prior to such termination (or on such accelerated or other basis as the Committee shall at any time determine), by the person to whom the Stock Option was granted or, in the event of his or her death following Normal Retirement, by his or her legal representative or legatee, for a period of five years (or such shorter period as the Committee shall specify at time of grant) from the date of Normal Retirement or until the expiration of the stated term of the option, if earlier. Except as otherwise provided by the Committee at the time of grant, the death during the final year of such exercise period of the person to whom such Stock Option was granted shall extend such period for one year following death, subject to termination on the expiration of the stated term of the option, if earlier.
     (h) Termination by Reason of Special Service Retirement. If the employment by the Company and its Subsidiaries of a person to whom a Stock Option has been granted terminates by reason of a Special Service Retirement, the Stock Option may thereafter be exercised (to the extent exercisable from time to time during the extended exercise period as hereinafter determined), by the person to whom the Stock Option was granted or, in the event of his or her death following the Special Service Retirement, by his or her legal representative or legatee, for a period of five years (or such shorter period as the Committee shall specify at time of grant) from the date of the Special Service Retirement or until the expiration of the stated term of the option, if earlier. Except as otherwise provided by the Committee at the time of grant, the death during the final year of such exercise period of the person to whom such Stock Option was granted shall extend such period for one year following death or until the expiration of the stated term of the option, if earlier. A Stock Option that is outstanding but not yet fully exercisable at the date of the Special Service Retirement of the person to whom the Stock Option was granted shall continue to become exercisable, over the period of three years following the Special Service Retirement Date (subject to the stated term of the option, or on such accelerated or other basis as the Committee shall at any time determine), on the same basis as if such person had not retired.
     (i) Other Termination. If the employment by the Company and its Subsidiaries of a person to whom a Stock Option has been granted terminates for any reason other than death, Disability, Normal Retirement, Special Service Retirement or for Cause, the Stock Option may thereafter be exercised to the extent it was exercisable on the date of termination of employment (or on such accelerated basis as the Committee shall determine at or after grant) for a period of three months (or such other period up to three years as the Committee shall specify at or after grant), by the person to whom the Stock Option was granted or, in the event of his or her death following termination, by his or her legal representative or legatee, from the date of termination of employment or until the expiration of the stated term of the option, if earlier. If the employment of such person terminates or is terminated for Cause, the unexercised portion of any Stock Option previously granted to such person shall immediately terminate.
     (j) Form of Settlement. Subject to Section 13(a) and Section 13(e) below, shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as provided in the following sentence. The Committee may provide at time of grant that the shares to be issued upon the exercise of a Stock Option shall be in the form of Restricted Stock, or may reserve the right to so provide after time of grant.
     (k) Discretionary Payments; Automatic Exercise. The Committee may, in its discretion, upon the written request of the person exercising a Stock Option (which request shall not be binding on the Committee, except as hereinafter provided), cancel such Stock Option, whereupon the Company shall pay to the person exercising such Stock Option an amount equal to the excess, if any, of the Fair Market Value of the Stock to have been purchased pursuant to such exercise of such Stock Option (determined on the date the Stock Option is canceled) over the aggregate consideration to have been paid by such person upon such exercise. Such payment shall be by check, bank draft or in Stock (or in another form of payment acceptable both to the Committee and the person exercising the option) having a Fair Market Value (determined on the date the payment is to be made) equal to the amount of such payments or any combination thereof, as determined by the Committee. If a Stock Option remains unexercised on the date it would otherwise have expired and if on such date the Fair Market Value of the shares subject to the Stock Option exceeds the aggregate consideration that would have been required to have been paid to purchase such shares had the Stock Option been exercised, the person then holding the Stock Option shall be deemed to have requested, and the Committee shall be deemed to have approved, a cancellation of such Stock Option in accordance with the first sentence of this Section 6(k) and the amount payable pursuant to the first sentence of this Section 6(k) shall be paid in the form of shares of Stock in accordance with the first sentence of this Section 6(k).
     (l) SARs. An SAR is an award entitling the recipient to receive an amount in cash or shares of Stock (or in any other form of payment acceptable to the Committee) or a combination thereof having a value determined by reference to (and not to exceed) the excess of the Fair Market Value of a share of Stock on the date of exercise over the Fair Market Value of a share of Stock on the date of grant (or over the option exercise price, if the SAR was granted in tandem with a Stock Option). The Committee shall determine all terms of SARs granted under the Plan. SARs may be granted in tandem with, or independently of, any Stock Option granted under the Plan. Any SAR granted in tandem with ISOs shall comply with the ISO rules relating to tandem SARs. The Committee may at any time accelerate the exercisability of all or any portion of any SAR.
SECTION 7. OTHER STOCK-BASED AWARDS.
     (a) Nature of Stock Awards. Awards under this Section 7 include Awards other than Stock Options or SARs that entitle the recipient to acquire for a purchase price (which may be zero) shares of Stock subject to restrictions under the Plan (including a right on the part of the Company during a specified period to repurchase such shares at their original purchase price, or to require forfeiture if the purchase price was zero, upon the Participant’s termination of employment) determined by the Committee (“Restricted Stock”); Awards that entitle the recipient, with or without payment, to the future delivery of shares of Stock, subject to such conditions and restrictions as may be determined by the Committee (“Stock Units”); and other Awards under which Stock may be acquired or which are otherwise based on the value of Stock.
     (b) Rights as a Shareholder. A Participant shall have all the rights of a shareholder, including voting and dividend rights, (i) only as to shares of Stock received by the Participant under an Other Stock-based Award, and (ii) in any case, subject to such nontransferability restrictions, Company repurchase or forfeiture rights, and other conditions as are made applicable to the Award.
     (c) Restrictions. The Committee may determine the conditions under which an Other Stock-based Award, or Stock acquired under an Other Stock-based Award, shall be forfeited, and may at any time accelerate, waive or, subject to Section 10, amend any or all of such limitations or conditions. Each Other Stock-based Award shall specify the terms on which such Award or the shares under such Award shall vest (become free of restrictions under the Plan), which may include, without limitation, terms that provide for vesting on a specified date or dates, vesting based on the satisfaction of specified performance conditions, and accelerated vesting in the event of termination of employment under specified circumstances. The Committee shall take such steps as it determines to be appropriate to reflect any restrictions applicable to an Other Stock-based Award or the shares thereunder and to facilitate the recovery by the Company of any such Award or shares that are forfeited.
     Notwithstanding the foregoing, no grants of Full Value Awards, other than grants made in connection with a Participant’s commencement of employment with the Company or any Subsidiary, shall specify a vesting date that is less than three years from the date of grant except as follows: (i) the vesting date may be one year (or a greater period) from the date of grant in the case of a Full Value Award subject to the attainment of performance goals, (ii) Full Value Awards may be granted which specify full vesting in no less than three years and partial vesting at a rate no faster than one-third of such shares each year, (iii) Full Value Awards may provide for accelerated vesting in the event of death, disability, retirement or a Change of Control, and (iv) Full Value Awards may be granted without regard to the foregoing limitations provided that the maximum number of shares subject to such Awards granted after the Adoption Date, when no longer subject to restrictions under the Plan, does not exceed 3,000,000 shares.
     Except as otherwise determined by the Committee, (A) neither any Other Stock-based Award nor any unvested Restricted Stock acquired under an Other Stock-based Award may be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein, and (B) in the event of termination of employment with the Company and its Subsidiaries for any reason, any shares of Restricted Stock that are not then vested (taking into account any accelerated vesting applicable to such shares under the terms of the Award or otherwise) shall be resold to the Company at their purchase price or forfeited to the Company if the purchase price was zero. The Committee at any time may accelerate the vesting date or dates for an Other Stock-based Award or for Restricted Stock, if any, granted thereunder and may otherwise waive or, subject to Section 10, amend any conditions of the Award. Neither the Committee nor the Company shall be liable for any adverse tax or other consequences to a Participant from any such acceleration, waiver, or amendment.
     (d) Dividends; Dividend Equivalents. Except as otherwise determined by the Committee, a Participant’s rights under an Other Stock-based Award to dividends (or dividend equivalent payments, in the case of an Other Stock-based Award, if any, other than Restricted Stock, that is subject to vesting conditions and as to which the Committee has made provision for such payments) shall be treated as unvested so long as such Award remains unvested (the “restricted period”), and any such dividends or dividend equivalent payments that would otherwise have been paid during the restricted period shall instead be accumulated and paid within thirty (30) days following the date on which such Award is determined by the Company to have vested.
     (e) Annual Deferred Stock Awards, Additional Deferred Stock Awards and Dividend Awards for Eligible Directors.
(i)	Accounts. The Company shall establish and maintain an Account in the name of each Eligible Director to which the Annual Deferred Stock Awards, Additional Deferred Stock Awards and Dividend Awards shall be credited.

(ii)	Annual Awards. On the date of each Annual Meeting, each Eligible Director who is elected a Director at such Annual Meeting shall automatically and without further action by the Board or Committee be granted an Annual Deferred Stock Award as provided in subsection (iv) and an Additional Deferred Stock Award as provided in subsection (v). On each date other than the date of an Annual Meeting on which an Eligible Director is first elected a Director by the Board, the Eligible Director then so elected shall automatically and without further action by the Board or Committee be granted a prorated Annual Deferred Stock Award as provided in subsection (iv) and a prorated Additional Deferred Stock Award as provided in subsection (v). The grant of each Annual Deferred Stock Award and Additional Deferred Stock Award shall entitle each recipient, automatically and without further action by the Board or the Committee, to Dividend Awards as provided in subsection (vi).

(iii)	Nature of Awards. Each Annual Deferred Stock Award, Additional Deferred Stock Award and Dividend Award shall be an Other Stock-based Award subject to the terms of this Plan and shall constitute an unfunded and unsecured promise of the Company to deliver in the future to such Eligible Director, without payment, the number of shares of Stock in the amounts and at the times hereinafter provided. The shares of Stock notionally credited to the Accounts of Eligible Directors shall be notional shares only and shall not entitle the Eligible Director to any voting rights, dividend or distribution or other rights except as expressly set forth herein. Nothing herein shall obligate the Company to issue or set aside shares of Stock, in trust or otherwise, to meet its contractual obligations hereunder.

(iv)	Annual Deferred Stock Award. In respect of each Annual Deferred Stock Award granted on the date of an Annual Meeting, the Company shall credit to each Eligible Director’s Account, effective as of the date of such Annual Meeting, the number of notional shares of Stock, including any fractional share, equal to $100,000 or such lesser dollar amount as may be determined by the Board divided by the Fair Market Value of a share of Stock on the date of such Annual Meeting. In respect of each Annual Deferred Stock Award granted on a date other than the date of an Annual Meeting, the Company shall credit to the Account of the Eligible Director first elected on such date the number of notional shares of Stock, including any fractional share, equal to (i) $100,000 or such lesser dollar amount as may be determined by the Board divided by the Fair Market Value of a share of Stock on the date of such first election multiplied by (ii) the quotient (not greater than one) obtained by dividing (A) the number of days starting with the date of such first election and ending on the day first preceding the anticipated date of the next Annual Meeting, by (B) 365.

(v)	Additional Deferred Stock Award. In addition to the Annual Deferred Stock Award, the Company shall credit to the Account of each Eligible Director, effective as of the date that any Annual Deferred Stock Award is credited to such Account, an Additional Deferred Stock Award covering the same number of shares as are covered by such Annual Deferred Stock Award determined in the same manner prescribed in subsection (iv) above.

(vi)	Dividend Awards. The Company shall credit (each such credit, a “Dividend Award”) the Account of each Eligible Director on the date of each Annual Meeting and on the date on which an Eligible Director ceases to be a Director if not the date of an Annual Meeting with a number of notional shares of Stock, including any fractional share, equal to (i) plus (ii), divided by (iii), where:
(i)	is the product obtained by multiplying the number of shares then allocated to such Eligible Director’s Account (disregarding, for purposes of this clause (i), any shares credited to such Account since the date of the immediately preceding Annual Meeting) by the aggregate per-share amount of dividends for which the record date occurred since the date of the immediately preceding Annual Meeting;

(ii)	is the product obtained by multiplying the number of shares first credited to such Eligible Director’s Account since the date of the immediately preceding Annual Meeting but prior to the date of such Dividend Award by the aggregate per-share amount of dividends for which the record date occurred since the date that such shares were credited to such Account; and

(iii)	is the Fair Market Value of one share of Stock on the date of such Dividend Award.
(vii)	Vesting. Each Annual Deferred Stock Award, and any Dividend Awards in respect of Annual Deferred Stock Awards and/or Additional Deferred Stock Awards, shall vest immediately upon grant and be non-forfeitable. Each Additional Deferred Stock Award shall vest and become non-forfeitable on the date immediately preceding the date of the Annual Meeting next succeeding the date of grant of such Award; provided, that the recipient is still a Director on such date. In the event that an Eligible Director terminates his or her service as a Director for any reason prior to such vesting date, the Eligible Director shall forfeit any then unvested Additional Deferred Stock Award.

(viii)	Delivery. The Company shall deliver to an Eligible Director (or a former Eligible Director) the number of shares of Stock, rounded up to the next full share, represented by notional shares of Stock credited to the Account of such Eligible Director in respect of Annual Deferred Stock Awards (including any Dividend Awards made in respect of such Annual Deferred Stock Awards) at the earlier of the following: (x) immediately prior to a Change of Control or (y) within sixty (60) days following the Eligible Director’s death or earlier separation from service (as determined under the regulations under Section 409A of the Code). With respect to any Additional Deferred Stock Award, absent an election to defer delivery of the shares of Stock subject to such Award pursuant to subsection (ix) below, the Company shall deliver to an Eligible Director the number of shares of Stock, rounded up to the next full share, represented by notional shares of Stock credited to the Account of such Eligible Director in respect of such Additional Deferred Stock Award (including any Dividend Awards made in respect of such Additional Deferred Stock Award) at the earlier of the following: (x) immediately prior to a Change of Control or (y) within sixty (60) days following the date of vesting pursuant to subsection (vii) above. In the event of a termination by reason of death, such shares of Stock shall be delivered to such beneficiary or beneficiaries designated by the Eligible Director in writing in such form, and delivered prior to his or her death to such person at the Company, as specified by the Company or, in the absence of such a designation, to the legal representative of Eligible Director’s estate.

(ix)	Deferral of Delivery of Additional Deferred Stock Awards. By filing a written notice to the Company in such form, and delivered to such person at the Company, as specified by the Company, an Eligible Director may irrevocably elect to defer receipt of the delivery of shares of Stock representing all or a portion of the notional shares of Stock subject to any Additional Deferred Stock Award (including any Dividend Awards made in respect of such notional shares) until the earlier of the following: (x) immediately prior to a Change of Control or (y) as soon as practicable and in all events within sixty (60) days following the

Eligible Director’s death or earlier separation from service (as determined under the regulations under Section 409A of the Code). Any election made pursuant to this subsection (ix) must be submitted with respect to any Additional Deferred Stock Award (A) in the case of the Additional Deferred Stock Award granted on the date an Eligible Director is first elected as a Director, no later than 30 days after the date of such Eligible Director’s election to the Board or (B) in the case of any other Additional Deferred Stock Award, no later than December 31 of the calendar year preceding the calendar year in which such Award is granted, or (C) at such other time as is necessary to satisfy the requirements of Section 409A of the Code, as determined by the Committee.
SECTION 8. PERFORMANCE AWARDS.
     (a) Nature of Performance Awards. A Performance Award is an award entitling the recipient to acquire cash or shares of Stock, or a combination of cash and Stock, upon the attainment of specified performance goals. If the grant, vesting, or exercisability of a Stock Option, SAR, or Other Stock-Based Award is conditioned upon attainment of a specified performance goal or goals, it shall be treated as a Performance Award for purposes of this Section and shall be subject to the provisions of this Section in addition to the provisions of the Plan applicable to such form of Award.
     (b) Qualifying and Nonqualifying Performance Awards. Performance Awards may include Awards intended to qualify for the performance-based compensation exception under Section 162(m)(4)(C) of the Code (“Qualifying Awards”) and Awards not intended so to qualify (“Nonqualifying Awards”).
     (c) Terms of Performance Awards. The Committee in its sole discretion shall determine the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the Award. Performance Awards may be granted independently or in connection with the granting of other Awards. In the case of a Qualifying Award (other than a Stock Option), the following special rules shall apply: (i) the Committee shall preestablish the performance goals and other material terms of the Award not later than the latest date permitted under Section 162(m) of the Code; (ii) the performance goal or goals fixed by the Committee in connection with the Award shall be based exclusively on one or more Approved Performance Criteria; (iii) no payment (including, for this purpose, vesting or exercisability where vesting or exercisability, rather than the grant of the Award, is linked to satisfaction of performance goals) shall be made unless the preestablished performance goals have been satisfied and the Committee has certified (pursuant to Section 162(m) of the Code) that they have been satisfied; (iv) no payment shall be made in lieu or in substitution for the Award if the preestablished performance goals are not satisfied (but this clause shall not limit the ability of the Committee or the Company to provide other remuneration to the affected Participant, whether or not under the Plan, so long as the payment of such remuneration would not cause the Award to fail to be treated as having been contingent on the preestablished performance goals) and (v) in all other respects the Award shall be construed and administered consistent with the intent that any compensation under the Award be treated as performance-based compensation under Section 162(m)(4)(C) of the Code.

     (d) Rights as a Shareholder. A Participant shall have all the rights of a shareholder, including voting and dividend rights, (i) only as to shares of Stock received by the Participant under a Performance Award, and (ii) in any case, subject to such nontransferability restrictions, Company repurchase or forfeiture rights, and other conditions as are made applicable to the Award. Notwithstanding the foregoing and for the avoidance of doubt, in the case of any Performance Award that is also an Other Stock-based Award, the limitations of Section 7(d) (providing that rights to dividends and dividend equivalents shall remain unvested until the underlying Stock or rights to Stock are vested) shall apply to any right to dividends or dividend equivalent payments hereunder.
     (e) Termination. Except as may otherwise be provided by the Committee (consistent with Section 162(m) of the Code, in the case of a Qualifying Award), a Participant’s rights in all Performance Awards shall automatically terminate upon the Participant’s termination of employment by the Company and its Subsidiaries for any reason (including death).
     (f) Acceleration, Waiver, etc.. The Committee may in its sole discretion (but subject to Section 162(m) of the Code, in the case of a Qualifying Award) accelerate, waive or, subject to Section 10, amend any or all of the goals, restrictions or conditions imposed under any Performance Award. Neither the Committee nor the Company shall be liable for any adverse tax or other consequences to a Participant from any such acceleration, waiver, or amendment.
SECTION 9. TRANSFER, LEAVE OF ABSENCE.
     For purposes of the Plan, the following events shall not be deemed a termination of employment:
(a)	a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another;

(b)	an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, but in each case only if the employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.
For purposes of the Plan, the employees of a Subsidiary of the Company shall be deemed to have terminated their employment on the date on which such Subsidiary ceases to be a Subsidiary of the Company. Subject to the foregoing, an individual’s employment with the Company and its Subsidiaries shall be considered to have terminated on the last day of his or her actual employment, whether such day is determined by agreement between the Company or a Subsidiary and the individual or unilaterally, and whether such termination is with or without notice, and no period of advance notice, if any, that is or ought to have been given under applicable law in respect of such termination of employment shall be taken into account in determining the individual’s entitlements, if any, under the Plan or any Award.

     Notwithstanding the foregoing, in the case of any Award that is subject to the requirements of Section 409A of the Code, “termination of employment” shall mean a separation from service (as determined under the regulations under Section 409A of the Code).
SECTION 10. AMENDMENTS AND TERMINATION.
     The Board or the Committee may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall materially adversely affect rights under any outstanding Award without the holder’s consent. However, no such amendment shall be effective unless approved by stockholders if it would (i) reduce the exercise price of any option previously granted hereunder or otherwise constitute a repricing requiring stockholder approval under applicable New York Stock Exchange rules, or (ii) effect a change which, in the determination of the Committee, would jeopardize the qualification of an Award that the Committee has determined is intended to qualify (and to continue to qualify) as an ISO or as exempt performance-based compensation under Section 162(m) of the Code. Notwithstanding any provision of this Plan, the Board or the Committee may at any time adopt any subplan or otherwise grant Stock Options or other Awards under this Plan having terms consistent with applicable foreign tax or other foreign regulatory requirements or laws.
SECTION 11. STATUS OF PLAN.
     With respect to the portion of any Award which has not been exercised and any payments in cash, stock or other consideration not received by a Participant, a Participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.
SECTION 12. CHANGE OF CONTROL PROVISIONS.
     As used herein, a Change of Control and related definitions shall have the meanings set forth in Exhibit A to this Plan.
     Upon the occurrence of a Change of Control:
(i)	Each Stock Option shall automatically become fully exercisable unless the Committee shall otherwise expressly provide at the time of grant.
(ii)	Restrictions and conditions on Other Stock-based Awards (including without limitation Restricted Stock) and Performance Awards shall automatically be deemed waived unless the Committee shall otherwise expressly provide at the time of grant.

The Committee may at any time prior to or after a Change of Control accelerate the exercisability of any Stock Options and may waive restrictions, limitations and conditions on Other Stock-based Awards (including without limitation Restricted Stock) and Performance Awards to the extent it shall in its sole discretion determine.
SECTION 13. GENERAL PROVISIONS.
     (a) No Distribution; Compliance with Legal Requirements, etc. The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.
     (b) References to Employment. Wherever reference is made herein to “employee,” “employment” (or correlative terms), except in Section 4, the term shall be deemed to include both common law employees and others.
     (c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan does not confer upon any employee any right to continued employment with the Company or a Subsidiary, nor does it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.
     (d) Tax Withholding, etc. Each Participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. The Company may withhold or otherwise administer the Plan to comply with tax obligations under any applicable foreign laws.
     The Committee may provide, in respect of any transfer of Stock under an Award, that if and to the extent withholding of any Federal, state or local tax is required in respect of such transfer or vesting, the Participant may elect, at such time and in such manner as the Committee shall prescribe, to (i) surrender to the Company Stock not then subject to restrictions under any Company plan or (ii) have the Company hold back from the transfer or vesting Stock having a value calculated to satisfy such withholding obligation. In no event shall Stock be surrendered under clause (i) or held back by the Company under clause (ii) in excess of the minimum amount required to be withheld for Federal, state and local taxes.

     Except as otherwise expressly provided by the Committee in any case, all Awards under the Plan that are not exempt from the requirements of Section 409A of the Code shall be construed to comply with the requirements of Section 409A of the Code and any discretionary authority of the Committee or the Company with respect to an Award that is intended to be exempt from or in compliance with the requirements of Section 409A of the Code shall be exercised in a manner that is consistent with such intent. Notwithstanding the foregoing, neither the Company nor any Subsidiary, nor any officer, director or employee of the Company or any Subsidiary, nor the Board or the Committee or any member of either, shall be liable to the Participant or any beneficiary of a Participant by reason of any additional tax (whether or not under Section 409A of the Code), including any interest or penalty, resulting from any exercise of discretion or other action or failure to act by any of the Company, any Subsidiary, any such officer, director or employee, or the Board or the Committee, or by reason of the failure of an Award to qualify for an exemption from, or to comply with the requirements of, Section 409A of the Code, or for any cost or expense incurred in connection with any action by any taxing authority related to any of the foregoing.
     (e) Deferral of Awards. Participants may elect to defer receipt of Awards or vesting of Awards only in such cases and to the extent that the Committee shall determine at or after the grant date.
SECTION 14. DEFINITIONS.
     The following terms shall be defined as set forth below:
     (a) “Account” means a bookkeeping account established and maintained under Section 7(e) in the name of each Eligible Director to which Annual Deferred Stock Awards, Additional Deferred Stock Awards, and Dividend Awards are credited hereunder.
     (b) “Act” means the Securities Exchange Act of 1934.
     (c) “Additional Deferred Stock Award” means an Award granted to an Eligible Director pursuant to Section 7(e)(v).
     (d) “Adoption Date” is defined in Section 1.
     (e) “Annual Deferred Stock Award” means an Award granted to an Eligible Director pursuant to Section 7(e)(iv).
     (f) “Annual Meeting” shall mean the annual meeting of stockholders of the Company.
     (g) “Approved Performance Criteria” means criteria based on any one or more of the following (on a consolidated, divisional, line of business, geographical or area of executive’s responsibilities basis): one or more items of or within (i) sales, revenues, assets or expenses; (ii) earnings, income or margins, before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations, or aggregate or per share basis; (iii) return on investment, capital, assets, sales or revenues; and (iv) stock price; in each case with such inclusions thereto or exclusions therefrom as the Committee may determine in a manner consistent with Section 162(m) of the Code. In determining whether a performance goal based on one or more Approved Performance Criteria has been satisfied for any period, any extraordinary item, change in generally accepted accounting principles, or change in law (including regulations) that would affect the determination as to whether such performance goal had been achieved will automatically be disregarded or taken into account, whichever would cause such performance goal to be more likely to be achieved, and to the extent consistent with Section 162(m) of the Code the Committee may provide for other objectively determinable and nondiscretionary adjustments; provided, that nothing herein shall be construed as limiting the Committee’s authority to reduce or eliminate a Performance Award (including, without limitation, by restricting vesting under any such Award) that would otherwise be deemed to have been earned.
     (h) “Award” or “Awards” except where referring to a particular category of grant under the Plan shall include Stock Options, SARs, Other Stock-based Awards and Performance Awards.
     (i) “Board” means the Board of Directors of the Company.
     (j) “Cause” means (i) as to any Participant who at the relevant time is party to an employment, severance, or similar agreement with the Company or a Subsidiary that contains a definition of “cause” (including any similar term used in connection with a for-cause involuntary termination), the definition set forth in such agreement, and (ii) in every other case, a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or a Participant’s willful misconduct or dishonesty, any of which is directly harmful to the business or reputation of the Company or any Subsidiary.
     (k) “Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.
     (l) “Committee” means the Committee referred to in Section 2.
     (m) “Company” means The TJX Companies, Inc.
     (n) “Director” means a member of the Board.
     (o) “Disability” means disability as determined in accordance with standards and procedures similar to those used under the Company’s long term disability program.
     (p) “Dividend Award” means an Award granted to an Eligible Director pursuant to Section 7(e)(vi).
     (q) “Eligible Director” means a Director who is not employed (other than as a Director) by the Company or by any Subsidiary.

     (r) “Fair Market Value” on any given date means the last sale price regular way at which Stock is traded on such date as reflected in the New York Stock Exchange Composite Transactions Index or, where applicable, the value of a share of Stock as determined by the Committee in accordance with the applicable provisions of the Code.
     (s) “Full Value Award” means an Award other than a Stock Option or an SAR.
     (t) “ISO” means a Stock Option intended to be and designated as an “incentive stock option” as defined in the Code.
     (u) “Non-Employee Director” shall have the meaning set forth in Rule 16b-3(b)(3) promulgated under the Act, or any successor definition under the Act.
     (v) “NSO” means any Stock Option that is not an ISO.
     (w) “Normal Retirement” means retirement from active employment with the Company and its Subsidiaries at or after age 65 with at least five years of service for the Company and its Subsidiaries as specified in The TJX Companies, Inc. Retirement Plan.
     (x) “Other Stock-based Award” means an Award of one of the types described in Section 7.
     (y) “Outside Director” means a member of the Board who is treated as an “outside director” for purposes of Section 162(m) of the Code.
     (z) “Participant” means a participant in the Plan.
     (aa) “Performance Award” means an Award described in Section 8.
     (bb) “Plan” is defined in Section 1.
     (cc) “Restricted Stock” is defined in Section 7(a).
     (dd) “SAR” means an Award described in Section 6(l).
     (ee) “Stock Unit” is defined in Section 7(a).
     (ff) “Share Limit” is defined in Section 3(a).
     (gg) “Special Service Retirement” means retirement from active employment with the Company and its Subsidiaries (i) at or after age 60 with at least twenty years of service for the Company and its Subsidiaries, or (ii) at or after age 65 with at least ten years of service for the Company and its Subsidiaries.
     (hh) “Stock” means the Common Stock, $1.00 par value, of the Company, subject to adjustments pursuant to Section 3.

     (ii) “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 6.
     (jj) “Subsidiary” means any corporation or other entity (other than the Company) in an unbroken chain beginning with the Company if each of the entities (other than the last entity in the unbroken chain) owns stock or other interests possessing 50% or more of the total combined voting power of all classes of stock or other interest in one of the other corporations or other entities in the chain.

EXHIBIT A
DEFINITION OF “CHANGE OF CONTROL”
     “Change of Control” shall mean the occurrence of any one of the following events:
     (a) there occurs a change of control of the Company of a nature that would be required to be reported in response to Item 5.01 of the Current Report on Form 8-K (as amended in 2004) pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) or in any other filing under the Exchange Act; provided, however, that if the Participant or a Participant Related Party is the Person or a member of a group constituting the Person acquiring control, a transaction shall not be deemed to be a Change of Control as to a Participant unless the Committee shall otherwise determine prior to such occurrence; or
     (b) any Person other than the Company, any wholly-owned subsidiary of the Company, or any employee benefit plan of the Company or such a subsidiary becomes the owner of 20% or more of the Company’s Common Stock and thereafter individuals who were not directors of the Company prior to the date such Person became a 20% owner are elected as directors pursuant to an arrangement or understanding with, or upon the request of or nomination by, such Person and constitute a majority of the Company’s Board of Directors; provided, however, that unless the Committee shall otherwise determine prior to the acquisition of such 20% ownership, such acquisition of ownership shall not constitute a Change of Control as to a Participant if the Participant or a Participant Related Party is the Person or a member of a group constituting the Person acquiring such ownership; or
     (c) there occurs any solicitation or series of solicitations of proxies by or on behalf of any Person other than the Company’s Board of Directors and thereafter individuals who were not directors of the Company prior to the commencement of such solicitation or series of solicitations are elected as directors pursuant to an arrangement or understanding with, or upon the request of or nomination by, such Person and constitute a majority of the Company’s Board of Directors; or
     (d) the Company executes an agreement of acquisition, merger or consolidation which contemplates that (i) after the effective date provided for in such agreement, all or substantially all of the business and/or assets of the Company shall be owned, leased or otherwise controlled by another Person and (ii) individuals who are directors of the Company when such agreement is executed shall not constitute a majority of the board of directors of the survivor or successor entity immediately after the effective date provided for in such agreement; provided, however, that unless otherwise determined by the Committee, no transaction shall constitute a Change of Control as to a Participant if, immediately after such transaction, the Participant or any Participant Related Party shall own equity securities of any surviving corporation (“Surviving Entity”) having a fair value as a percentage of the fair value of the equity securities of such Surviving Entity greater than 125% of the fair value of the equity securities of the Company owned by the Participant and any Participant Related Party immediately prior to such transaction, expressed as a percentage of the fair value of all equity securities of the Company immediately prior to such transaction (for purposes of this paragraph ownership of equity securities shall be determined in the same manner as ownership of Common Stock); and provided, further, that, for purposes of this paragraph (d), if such agreement requires as a condition precedent approval by the Company’s shareholders of the agreement or transaction, a Change of Control shall not be deemed to have taken place unless and until the acquisition, merger, or consolidation contemplated by such agreement is consummated (but immediately prior to the consummation of such acquisition, merger, or consolidation, a Change of Control shall be deemed to have occurred on the date of execution of such agreement).
     In addition, for purposes of this Exhibit A the following terms have the meanings set forth below:
     “Common Stock” shall mean the then outstanding Common Stock of the Company plus, for purposes of determining the stock ownership of any Person, the number of unissued shares of Common Stock which such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) upon the exercise of conversion rights, exchange rights, warrants or options or otherwise. Notwithstanding the foregoing, the term Common Stock shall not include shares of Preferred Stock or convertible debt or options or warrants to acquire shares of Common Stock (including any shares of Common Stock issued or issuable upon the conversion or exercise thereof) to the extent that the Board of Directors of the Company shall expressly so determine in any future transaction or transactions.
     A Person shall be deemed to be the “owner” of any Common Stock:
     (i) of which such Person would be the “beneficial owner,” as such term is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission (the “Commission”) under the Exchange Act, as in effect on March 1, 1989; or
     (ii) of which such Person would be the “beneficial owner” for purposes of Section 16 of the Exchange Act and the rules of the Commission promulgated thereunder, as in effect on March 1, 1989; or
     (iii) which such Person or any of its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated by the Commission under the Exchange Act, as in effect on March 1, 1989) has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise.
     “Person” shall have the meaning used in Section 13(d) of the Exchange Act, as in effect on March 1, 1989.

     A “Participant Related Party” shall mean, with respect to a Participant, any affiliate or associate of the Participant other than the Company or a Subsidiary of the Company. The terms “affiliate” and “associate” shall have the meanings ascribed thereto in Rule 12b-2 under the Exchange Act (the term “registrant” in the definition of “associate” meaning, in this case, the Company).
     Notwithstanding the foregoing, in any case where the occurrence of a Change of Control could affect the vesting of or payment under an Award subject to the requirements of Section 409A of the Code, the term “Change of Control” shall mean an occurrence that both (i) satisfies the requirements set forth above in this Exhibit A, and (ii) is a “change in control event” as that term is defined in the regulations under Section 409A of the Code.

Please Vote, Date and Sign Below and Return Promptly in the Enclosed Envelope.

Please mark your votes as indicated in this example	☒

		FOR all	WITHHOLD
		nominees	AUTHORITY to vote
The Board of Directors recommends a		listed below	for all nominees	EXCEPTIONS*
vote FOR the Election of Directors.			listed below

1.	Election of Directors	☐	☐	☐
Nominees:
	(01) José B. Alvarez	(05) David T. Ching	(09) John F. O’Brien
	(02) Alan M. Bennett	(06) Michael F. Hines	(10) Robert F. Shapiro
	(03) David A. Brandon	(07) Amy B. Lane	(11) Willow B. Shire
	(04) Bernard Cammarata	(08) Carol Meyrowitz	(12) Fletcher H. Wiley
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

The Board of Directors recommends a vote FOR Proposal 2.		FOR	AGAINST	ABSTAIN

2.	Approval of amendments to and performance terms of the Stock Incentive Plan.	☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 3.		FOR	AGAINST	ABSTAIN

3.	Ratification of appointment of PricewaterhouseCoopers LLP.	☐	☐	☐

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date
Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and when more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

▲	FOLD AND DETACH HERE	▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

The TJX Companies, Inc.
Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders
You can view the Annual Report and Proxy Statement on the Internet at:
http://bnymellon.mobular.net/bnymellon/tjx

INTERNET
http://www.eproxy.com/tjx
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE
1-866-580-9477
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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THE TJX COMPANIES, INC.
ANNUAL MEETING OF STOCKHOLDERS – JUNE 2, 2009
     The stockholder(s) whose signature(s) appear(s) on the reverse side of this Proxy Card hereby appoint(s) CAROL MEYROWITZ, JEFFREY G. NAYLOR and MARY B. REYNOLDS, or any of them, each with full power of substitution, as proxies, to vote at the Annual Meeting of Stockholders of The TJX Companies, Inc. (the “Company”) to be held at the Company’s corporate office, 770 Cochituate Road, Framingham, Massachusetts on Tuesday, June 2, 2009 at 11:00 a.m., and any adjournment thereof, all the shares of Common Stock of the Company which the stockholder(s) could vote, if present, in such manner as the proxies may determine on any matters which may properly come before the meeting and to vote as specified on the reverse.
     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES, FOR PROPOSAL 2 AND FOR PROPOSAL 3. THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
The Board of Directors recommends a vote FOR the Election of Directors, FOR Proposal 2 and FOR Proposal 3.
(Continued and to be marked, dated and signed, on the other side)

BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250
Address Change/Comments (Mark the corresponding box on the reverse side)

▲  FOLD AND DETACH HERE  ▲
You can now access your The TJX Companies, Inc. account online.
Access your The TJX Companies, Inc. shareholder account online via Investor ServiceDirect® (ISD).
The transfer agent for The TJX Companies, Inc. now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN
Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

THE TJX COMPANIES, INC.
Please take note of the important information enclosed with this proxy card. Your vote counts and you are strongly encouraged to exercise your right to vote your shares.
Please vote on the Internet or by telephone or by mail prior to the Annual Meeting of Stockholders to be held on June 2, 2009.
Thank you in advance for your prompt consideration of these matters.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.
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